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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.           )

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United States Cellular Corporation
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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UNITED STATES CELLULAR CORPORATION
8410 West Bryn Mawr Avenue
Suite 700
Chicago, Illinois 60631
Phone: (773) 399-8900
Fax: (773) 399-8936

April 5, 2005

Dear Fellow Shareholders:

        You are cordially invited to attend our 2005 annual meeting on Tuesday, May 3, 2005, at 10:00 a.m., Chicago time, at the LaSalle Bank building, 135 South LaSalle Street, Chicago, Illinois, on the 43rd floor. At the meeting, we will report on the plans and accomplishments of United States Cellular Corporation.

        The formal notice of the meeting, our board of directors' proxy statement and our 2004 annual report to shareholders are enclosed. At the 2005 annual meeting, shareholders are being asked to take the following actions:

  1.
  elect three Class III directors;

  2.
  consider and approve the Company's 2005 Long-Term Incentive Plan; and

  3.
  ratify the selection of independent registered public accountants for the current fiscal year.

        The board of directors recommends a vote "FOR" its nominees for election as directors and "FOR" each of the other proposals.

        Our board of directors and members of our management team will be at the annual meeting to meet with you and discuss our record of achievement and plans for the future. Your vote is important. Therefore, please sign and return the enclosed proxy card, whether or not you plan to attend the meeting.

        We look forward to visiting with you at the annual meeting.

Very truly yours,

LeRoy T. Carlson, Jr. Chairman	John E. Rooney President and Chief Executive Officer

Please help us avoid the expense of follow-up
proxy mailings to shareholders by
signing and returning the enclosed proxy card promptly

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
AND
PROXY STATEMENT

TO THE SHAREHOLDERS OF

UNITED STATES CELLULAR CORPORATION

        We will hold the 2005 annual meeting of the shareholders of United States Cellular Corporation (American Stock Exchange: "USM"), a Delaware corporation, at the LaSalle Bank building, 135 South LaSalle Street, Chicago, on the 43rd floor, on Tuesday, May 3, 2005, at 10:00 a.m., Chicago time. At the meeting, we are asking shareholders to take the following actions:

  1.
  To elect three Class III members of the board of directors. Your board of directors recommends that you vote FOR its nominees for Class III directors.

  2.
  To consider and approve our 2005 Long -Term Incentive Plan. Your board of directors recommends that you vote FOR this proposal.

  3.
  To consider and vote upon a proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for the year ended December 31, 2005. Your board of directors recommends that you vote FOR this proposal.

  4.
  To transact such other business as may properly come before the meeting or any adjournments thereof.

        We are first sending this notice of annual meeting of shareholders and Proxy Statement to you on or about April 5, 2005.

        We have fixed the close of business on March 24, 2005 as the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

        A complete list of shareholders entitled to vote at the annual meeting, arranged in alphabetical order and by voting group, showing the address of and number of shares held by each shareholder, will be kept open at the offices of U.S. Cellular, 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, for examination by any shareholder during normal business hours, for a period of at least ten days prior to the annual meeting.

VOTING INFORMATION

What is the record date for the meeting?

        The close of business on March 24, 2005 is the record date for the determination of shareholders entitled to notice of, and to vote at, the annual meeting or any adjournments thereof.

What shares of stock entitle holders to vote at the meeting?

        We have the following classes or series of stock outstanding, each of which entitles holders to vote at the meeting:

  •
  Common Shares; and

  •
  Series A Common Shares.

        The Common Shares are listed on the American Stock Exchange under the symbol "USM."

        No public market exists for the Series A Common Shares, but the Series A Common Shares are convertible on a share-for-share basis into Common Shares.

        On March 24, 2005, U.S. Cellular had outstanding 53,494,598 Common Shares, par value $1.00 per share (excluding 1,551,087 shares held by U.S. Cellular and 22,534 shares held by a subsidiary of U.S. Cellular), and 33,005,877 Series A Common Shares, par value $1.00 per share. As of March 24, 2005, no shares of Preferred Stock, par value $1.00 per share, of U.S. Cellular were outstanding.

        Telephone and Data Systems, Inc., a Delaware corporation (American Stock Exchange Listing Symbol "TDS"), is the sole holder of Series A Common Shares and holds 37,782,826 Common Shares,

representing approximately 70.6% of the Common Shares. By reason of such holdings, TDS has the voting power to elect all the directors of U.S. Cellular and has approximately 95.9% of the voting power with respect to matters other than the election of directors.

What is the voting power of the outstanding shares in the election of directors?

        The following shows certain information relating to the outstanding shares and voting power of such shares in the election of directors as of the record date:

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Voting Power	Number of Directors Elected by Class or Series	Number of Directors Standing for Election
Series A Common Shares	33,005,877	10	330,058,770	7	2
Common Shares	53,494,598	1	53,494,598	3	1

Total				10	3

What is the voting power of the outstanding shares in matters other than the election of directors?

Class or Series of Common Stock	Outstanding Shares	Votes per Share	Total Voting Power	Percent
Series A Common Shares	33,005,877	10	330,058,770	86.1%
Common Shares	53,494,598	1	53,494,598	13.9%

Total			383,553,368	100%

How may shareholders vote in the election of directors in Proposal 1?

        Holders of Common Shares may, with respect to the election of the one Class III director to be elected by the holders of Common Shares, vote FOR the election of such director nominee or WITHHOLD authority to vote for such director nominee.

        TDS, as the sole holder of Series A Common Shares may, with respect to the election of the two Class III directors to be elected by the holder of Series A Common Shares, vote FOR the election of such director nominees or WITHHOLD authority to vote for such director nominees.

        TDS has advised U.S. Cellular that it intends to vote FOR the board of directors' nominees for election as Class III directors.

How may shareholders vote with respect to Proposals 2 and 3?

        With respect to the proposals to approve the 2005 Long-Term Incentive Plan and to ratify the selection of PricewaterhouseCoopers as our independent registered public accountants for 2005, shareholders may:

  •
  vote FOR,

  •
  vote AGAINST, or

  •
  ABSTAIN from voting on the proposal.

        TDS has advised U.S. Cellular that it intends to vote FOR the approval of the 2005 Long-Term Incentive Plan and FOR the ratification of the selection of PricewaterhouseCoopers LLP.

How do I vote?

        Proxies are being requested from the holders of Common Shares in connection with the election of one Class III director, the approval of the 2005 Long-Term Incentive Plan and the ratification of independent registered public accountants. Whether or not you plan to attend the meeting, please sign and mail your proxy in the enclosed self-addressed envelope to Computershare Investor Services, 2 North LaSalle Street, Third Floor, Chicago, Illinois 60602. You have the power to revoke your proxy at any time before it is voted, and the giving of a proxy will not affect your right to vote in person if you attend the annual meeting.

How will proxies be voted?

        All properly executed and unrevoked proxies received in the accompanying form in time for the 2005 annual meeting will be voted in the manner directed on the proxies.

        If no direction is made, a proxy by any shareholder will be voted FOR the election of the named director nominee to serve as a Class III director, FOR the proposal to approve the 2005 Long-Term Incentive Plan and FOR the proposal to ratify the selection of PricewaterhouseCoopers LLP as our independent registered public accountants for 2005.

        If a proxy indicates that all or a portion of the votes represented by such proxy are not being voted with respect to a particular matter, such non-votes will not be considered present and entitled to vote on such matter. However, the shares represented by such proxies may be considered present and entitled to vote on other matters and will count for purposes of determining the presence of a quorum.

What constitutes a quorum for the meeting?

        In the election of directors, where a separate vote by a class or voting group is required, the holders of a majority of the votes of the stock of such class or voting group, present in person or represented by proxy, will constitute a quorum entitled to take action with respect to that vote on that matter.

        The holders of a majority of the votes of the stock issued and outstanding and entitled to vote with respect to each of the other proposals, present in person or represented by proxy, will constitute a quorum at the annual meeting in connection with each of such other proposals.

What vote is required for the election of directors in Proposal 1?

        The election of directors requires the affirmative vote of a plurality of the voting power of the shares present in person or represented by proxy and entitled to vote on such matter at the annual meeting. Accordingly, if a quorum of such shares is present at the annual meeting, the person receiving the plurality of votes of the holders of shares entitled to vote with respect to the election of such directors will be elected to serve as a director. Because the election of each director requires only the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote with respect to such matter, withholding authority to vote for the nominee and non-votes with respect to the election of the directors will not affect the outcome of the election of the directors.

What vote is required with respect to Proposals 2 and 3?

        If a quorum is present at the annual meeting, the proposals to approve the 2005 Long-Term Incentive Plan and ratify independent registered public accountants will require the affirmative vote of a majority of the voting power of the Common Shares and Series A Common Shares voting together and present in person or represented by proxy and entitled to vote on such matter at the annual meeting. A vote to abstain from voting on such proposal will be treated as a vote against such proposal. Non-votes with respect to such proposal will not affect the determination of whether such proposal is approved.

PROPOSAL 1
ELECTION OF DIRECTORS

        The nominees for election as Class III directors are identified in the table below. In the event any nominee, who has expressed an intention to serve if elected, fails to stand for election, the persons named in the proxy presently intend to vote for a substitute nominee designated by the board of directors.

Nominees

Class III Directors—Terms Scheduled to Expire in 2008

        The following persons, if elected at the 2005 annual meeting of shareholders, will serve as Class III directors until the 2008 annual meeting of shareholders, or until their successors are elected and qualified:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
J. Samuel Crowley	54	Director of U.S. Cellular and Private Investor	1998

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
LeRoy T. Carlson, Jr.	58	Chairman and Director of U.S. Cellular and President and Chief Executive Officer of TDS	1984
Walter C.D. Carlson	51	Director of U.S. Cellular, non-executive Chairman of the Board of TDS and Partner, Sidley Austin Brown & Wood LLP, Chicago, Illinois	1989

        The board of directors recommends a vote "FOR" the above nominees.

Background of Class III Nominees

        J. Samuel Crowley.    J. Samuel Crowley is a private investor. Prior to that, he was Senior Vice President—New Ventures at Michaels Stores, Inc., a publicly-held national specialty retail company, from August 2002 until December 2003. Prior to that, Mr. Crowley was a business strategy consultant with Insider Marketing, a high tech marketing consulting firm, from April 2000 until July 2002. He was previously employed by CompUSA, Inc., a national retailer and reseller of personal computers and related products and services, for more than five years, most recently as executive vice president of operations between 1995 and 2000. Mr. Crowley is a current Class III director who was previously elected by holders of Common Shares.

        LeRoy T. Carlson, Jr.    LeRoy T. Carlson, Jr., has been the Chairman of U.S. Cellular, and the President and Chief Executive Officer of TDS, for more than five years. Mr. Carlson also serves on the board of directors of TDS. He is also a director and Chairman of TDS Telecommunications Corporation ("TDS Telecom"), a subsidiary of TDS which operates local telephone companies. He is the son of LeRoy T. Carlson and the brother of Walter C.D. Carlson. Mr. Carlson is a current Class III director who was previously elected by the holder of Series A Common Shares.

        Walter C.D. Carlson.    Walter C.D. Carlson has been a partner of the law firm of Sidley Austin Brown & Wood LLP for more than five years and is a member of its executive committee. The law firm of Sidley Austin Brown & Wood LLP provides legal services to U.S. Cellular and TDS on a regular basis. Mr. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries. Mr. Carlson serves on the board of directors of TDS and was elected non-executive Chairman of the Board of TDS in February 2002. He is the son of LeRoy T. Carlson and the brother of LeRoy T. Carlson, Jr. He is a current Class III director who was previously elected by the holder of Series A Common Shares.

        The following additional information is provided in connection with the election of directors.

Other Directors

Class I Directors—Terms Scheduled to Expire in 2006

        The following persons are current Class I directors whose terms expire at the 2006 annual meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Harry J. Harczak, Jr.	48	Director of U.S. Cellular and Executive Vice President-Sales of CDW Corporation	2003

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
LeRoy T. Carlson	88	Director of U.S. Cellular and Chairman Emeritus of TDS	1987
John E. Rooney	63	President and Chief Executive Officer of U.S. Cellular	2000

Background of Class I Directors

        Harry J. Harczak, Jr.    Mr. Harczak is the executive vice president sales for CDW, a publicly held provider of technology products and services. He joined CDW in 1994 as chief financial officer after serving as partner at PricewaterhouseCoopers LLP. He was promoted from chief financial officer to executive vice president of sales in 2002. CDW provides products and services to U.S. Cellular and its affiliates on a regular basis.

        LeRoy T. Carlson.    LeRoy T. Carlson was appointed Chairman Emeritus of TDS in February 2002. Prior to that time, he was the Chairman of TDS for more than five years. He is a member of the TDS board of directors and is also a director of TDS Telecom. He is the father of LeRoy T. Carlson, Jr. and Walter C.D. Carlson.

        John E. Rooney.    John E. Rooney has been the President and Chief Executive Officer of U.S. Cellular since April 10, 2000. Mr. Rooney was previously employed by Ameritech Corporation for more than five years, most recently as president of Ameritech Consumer Services and, prior to that, as president of Ameritech Cellular Services. Mr. Rooney is currently a director of First Midwest Bancorp, Inc., a diversified financial services company.

Class II Directors—Terms Scheduled to Expire in 2007

        The following persons are current Class II directors whose terms expire at the 2007 annual meeting of shareholders:

Elected by Holders of Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Paul-Henri Denuit	70	Director of U.S. Cellular and former Chairman of the Board of Directors and Managing Director—S.A. Coditel	1988

Elected by Holder of Series A Common Shares

Name	Age	Position with U.S. Cellular and Principal Occupation	Served as Director since
Ronald E. Daly	58	Director of U.S. Cellular and Private Investor	August 2004
Sandra L. Helton	55	Director of U.S. Cellular and Executive Vice President and Chief Financial Officer of TDS	1998
Kenneth R. Meyers	51	Director of U.S. Cellular and Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular	1999

Background of Class II Directors

        Paul-Henri Denuit.    Prior to retiring from S.A. Coditel at the end of May 2001, Paul-Henri Denuit served as managing director of S.A. Coditel for more than five years. He was also the chairman of its board of directors.

        Ronald E. Daly.    Mr. Daly is a private investor. Mr. Daly was the president and chief executive officer of Océ-USA Holding, Inc. between November 2002 and September 2004. Océ-USA Holding, Inc. is the North American operations of Netherlands based Océ-N.V., a publicly held company. Océ-N.V. is a global supplier of high-technology digital document management and delivery solutions. Prior to joining Océ-USA Holding, Inc., Mr. Daly worked 38 years for R.R. Donnelley, most recently as president of R.R. Donnelley Printing Solutions. Mr. Daly was appointed to the U.S. Cellular Board of Directors in August 2004 to fill a vacancy on the Board resulting from the resignation of Barrett A. Toan in February 2004, and the redesignation of Harry J. Harczak, Jr., to such directorship.

        Sandra L. Helton.    Sandra L. Helton was appointed Executive Vice President and Chief Financial Officer of TDS in October 2000. Ms. Helton joined TDS as Executive Vice President—Finance and Chief Financial Officer of TDS on August 10, 1998. Ms. Helton is also a member of the board of directors of TDS and TDS Telecom. Ms. Helton is a director of The Principal Financial Group, a global financial institution, and Covance, Inc., a drug development services company.

        Kenneth R. Meyers.    Kenneth R. Meyers has been the Executive Vice President—Finance, Chief Financial Officer and Treasurer of U.S. Cellular for more than five years.

COMMITTEES AND MEETINGS

Meetings of Board of Directors

        Our board of directors held six meetings during 2004. Each incumbent director attended at least 75 percent of the aggregate of the total number of meetings of the board of directors (held during 2004 for which such person has been a director) and the total number of meetings held by all committees of the board on which such person served (during the periods of 2004 that such person served).

Stock Option Compensation Committee

        The stock option compensation committee of our board of directors currently consists of J. Samuel Crowley and Paul-Henri Denuit. The principal functions of the stock option compensation committee are to consider and approve long-term compensation for executive officers and to consider and recommend to our board of directors new long-term compensation plans or changes in existing plans. All actions of the stock option compensation committee in 2004 were approved by unanimous consent.

Audit Committee

        The primary function of the audit committee is to assist the board of directors in fulfilling its oversight responsibilities with respect to the quality, integrity and annual independent audit of U.S. Cellular's financial statements and other matters set forth in the charter for the audit committee, a copy of which is attached hereto as Exhibit A. A copy of the charter is also available on U.S. Cellular's web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance.

        The audit committee is currently composed of three members who are not officers or employees of U.S. Cellular or any parent or subsidiary of U.S. Cellular and do not have any other material relationship with U.S. Cellular that would interfere with their exercise of independent judgment. The current members of the audit committee are J. Samuel Crowley (chairperson), Paul-Henri Denuit and Harry J. Harczak, Jr. The board of directors has determined that each of the members of the audit committee is "independent" and "financially sophisticated" as such terms are defined by the American Stock Exchange.

        The board has made a determination that Harry J. Harczak, Jr. is an "audit committee financial expert" as such term is defined by the SEC.

        In accordance with the SEC's safe harbor rule for "audit committee financial experts," no member designated as an audit committee financial expert shall (i) be deemed an "expert" for any other purpose or (ii) have any duty, obligation or liability that is greater than the duties, obligations and liability imposed beyond those imposed on a member of the board or the audit committee not so designated. Additionally, the designation of a member or members as an "audit committee financial expert" shall in no way affect the duties, obligations or liability of any member of the audit committee, or the board, not so designated.

        The audit committee held fifteen meetings during 2004.

American Stock Exchange Listing Standards

        Because the U.S. Cellular Common Shares are listed on the American Stock Exchange, U.S. Cellular is required to comply with listing standards applicable to companies that have equity securities listed on the American Stock Exchange. U.S. Cellular complies with such standards and has certified to this effect to the American Stock Exchange.

        Under the listing standards of the American Stock Exchange, U.S. Cellular is a "controlled company" as such term is defined by the American Stock Exchange. U.S. Cellular is a controlled company because over 50% of the voting power of U.S. Cellular is held by TDS. Accordingly, it is exempt from certain listing standards that require listed companies that are not controlled companies to (i) have a board composed of a majority of directors that qualify as independent under the rules of the American Stock Exchange, (ii) have certain compensation approved by a compensation committee comprised solely of directors, or by a majority of directors, that qualify as independent under the rules of the American Stock Exchange, and (iii) have director nominations be made by a committee comprised solely of directors, or by a majority of directors, that qualify as independent under the rules of the American Stock Exchange.

        As a controlled company, U.S. Cellular is required to have three directors who qualify as independent to serve on the audit committee. The U.S. Cellular board of directors has determined that all three members of the U.S. Cellular audit committee, (J. Samuel Crowley, Paul Henri Denuit and Harry J. Harczak, Jr.) do not have any material relationship that would interfere with the exercise of independent judgment and qualify as independent under the listing standards of the American Stock Exchange, as well as the rules of the SEC. In addition, although not required to do so, the U.S. Cellular Board has also determined the Ronald E. Daly does not have any material relationship that would interfere with the exercise of independent judgment and qualifies as independent under the listing standards of the American Stock Exchange, as well as the rules of the SEC. As a result, four of the ten directors, or 40% of the directors, have been determined to qualify as independent under the listing standards of the American Stock Exchange.

Director Nomination Process

        U.S. Cellular does not have a nominating committee and, accordingly, does not have a nominating committee charter. Under listing standards of the American Stock Exchange, U.S. Cellular is exempt from the requirement to have a nominating committee because it is a controlled company as such term is defined by the American Stock Exchange. Instead, the entire board of directors participates in the consideration of director nominees. Similarly, since U.S. Cellular is a controlled company, U.S. Cellular also is exempt from the listing standard that requires director nominations to be made by a nominating committee comprised solely of independent directors or by a majority of independent directors.

        The U.S. Cellular board of directors does not have a formal policy with regard to the consideration of any director candidates recommended by shareholders. Because TDS has sole voting power in the election of directors elected by holders of Series A Common Shares and a majority of the voting power in the election of directors elected by holders of Common Shares, nominations of directors for election by the holders of Series A Common Shares and Common Shares are generally based on the recommendation of TDS. With respect to candidates for director to be elected by the Common Shares, the U.S. Cellular board may from time to time informally consider candidates by shareholders that hold a significant number of Common Shares. The U.S. Cellular board has no formal procedures to be followed by shareholders in submitting recommendations of candidates for director.

        The U.S. Cellular board of directors does not have any specific, minimum qualifications that the board believes must be met by a nominee for a position on the U.S. Cellular board of directors, or any specific qualities or skills that the board believes are necessary for one or more of the U.S. Cellular directors to possess. The U.S. Cellular board has consistently sought to nominate to the board of directors eminently qualified individuals whom the board believes would provide substantial benefit and guidance to U.S. Cellular. The U.S. Cellular board believes that substantial judgment, diligence and care are required to identify and select qualified persons as directors and does not believe that it would be appropriate to place limitations on its own discretion.

        In general, the U.S. Cellular board will nominate existing directors for re-election unless the board has a concern about the director's ability to perform his or her duties. In the event of a vacancy on the board of a director elected by the Series A Common Shares, nominations are based on the recommendation of TDS. In the event of a vacancy on the board of a Common Share director, U.S. Cellular may use various sources to identify potential candidates, including an executive search firm. In addition, the Chairman may consider recommendations by shareholders that hold a significant number of Common Shares. Potential candidates are initially screened by the Chairman and by other persons as the Chairman designates. Following this process, if appropriate, information about the candidate is presented to and discussed by the full board of directors.

        Each of the nominees approved by the U.S. Cellular board for election at the 2005 annual meeting is an executive officer and/or director who is standing for re-election.

        U.S. Cellular has not paid a fee in 2005 to any third party or parties to identify or evaluate or assist in identifying or evaluating potential nominees for election of directors at the 2005 annual meeting. However, from time to time, U.S. Cellular may pay a fee to an executive search firm to identify potential candidates for election as directors.

Shareholder Communication with Directors

        Security holders may send communications to the board of directors of U.S. Cellular or to specified individual directors at any time. Security holders should direct their communication to the board or to specified individual directors, in care of the Secretary of U.S. Cellular at its corporate headquarters. Any security holder communications that are addressed to the board of directors or specified individual directors will be delivered by the Secretary of U.S. Cellular to the board of directors or such specified individual directors.

U.S. Cellular Policy on Attendance of Directors at Annual Meeting of Shareholders

        All directors are invited and encouraged to attend the annual meeting of shareholders, which is followed by the annual meeting of the board of directors. In general, all directors attend the annual meeting of shareholders unless they are unable to do so because of unavoidable commitments or intervening events. Of the nine persons who were directors at the time, six attended the 2004 annual meeting of shareholders.

PROPOSAL 2
2005 LONG TERM INCENTIVE PLAN

SUMMARY OF PROPOSAL

        The board of directors has approved the United States Cellular Corporation 2005 Long-Term Incentive Plan (the "Incentive Plan") subject to shareholder approval. The Incentive Plan is an amendment and restatement of the United States Cellular Corporation 2003 Long-Term Incentive Plan (the "2003 Plan"). The shareholders of U.S. Cellular approved the 2003 Plan at the 2003 annual meeting.

        The board of directors has determined that it would be desirable to approve and adopt the Incentive Plan which amends the 2003 Plan in the following respects:

  •
  to authorize the grant of restricted stock units;

  •
  to permit the cashless exercise of stock options through withholding of Common Shares otherwise deliverable, provided such exercise does not result in adverse accounting consequences to U.S. Cellular;

  •
  to extend the term of the plan from February 21, 2013 to February 22, 2015;

  •
  to comply with newly enacted deferred compensation legislation under Section 409A of the Internal Revenue Code; and

  •
  to make certain other technical changes.

        Accordingly, the Incentive Plan is being submitted for approval by shareholders at the 2005 annual meeting. If approved by shareholders, the Incentive Plan will be effective as of February 22, 2005. The following is a description of the Incentive Plan.

DESCRIPTION OF THE PLAN

General	Under the Incentive Plan, the following awards may be granted:
	•	incentive stock options ("ISOs") and nonqualified stock options;
	•	stock appreciation rights ("SARs");
	•	restricted stock awards ("restricted stock") and restricted stock unit ("RSU") awards, which may be subject to a restriction period or specified performance measures or both;
	•	performance awards; and
	•	company match awards for deferred bonus payments, as described below.

A total of 7,000,000 Common Shares have been reserved for issuance under the Incentive Plan, subject to adjustment in the event of a stock split, stock dividend or other changes in the capital structure of U.S. Cellular. No grants may be made under the Incentive Plan after ten years following its effective date.
Purpose of Plan	The purposes of the Incentive Plan are:
•
to align the interests of the shareholders of U.S. Cellular and the key executive and management employees of U.S. Cellular and certain affiliates who receive awards under the Incentive Plan by increasing the proprietary interest of such employees in U.S. Cellular's growth and success;
	•	to advance the interests of U.S. Cellular by attracting and retaining key executive and management employees of U.S. Cellular and such affiliates; and
	•	to motivate such employees to act in the long-term best interests of U.S. Cellular's shareholders.

Amendment	The board of directors may amend the Incentive Plan as it deems advisable, subject to any requirement of shareholder approval under applicable law, rule or regulation, including Section 162(m) and Section 422 of the Internal Revenue Code and any rule of the principal national stock exchange on which the Common Shares are then traded, except that, subject to adjustment for certain changes in the capital structure of U.S. Cellular, no amendment may be made without shareholder approval if such amendment:
• would increase the maximum number of Common Shares available for issuance under the Incentive Plan; or
• would reduce the minimum purchase price of an award;
and with respect to any ISO granted under the Incentive Plan, no amendment shall effect any change inconsistent with Section 422 of the Internal Revenue Code.
Termination	The Incentive Plan will terminate on February 22, 2015, unless terminated earlier by the board of directors.
Eligibility
Participants in the Incentive Plan may consist of such key executive and management employees of U.S. Cellular or its affiliates as the Committee, described below, may select from time to time. U.S. Cellular and its affiliates currently have approximately 1,200 key executive and management employees.
Maximum Award	Subject to adjustment in the event of changes in the capital structure of U.S. Cellular, the maximum number of Common Shares with respect to which
• options or SARs or a combination thereof may be granted during any calendar year to any employee is 175,000; and
• restricted stock or RSU awards subject to performance measures (or a combination thereof) may be granted during any calendar year to any employee is 50,000.

The maximum amount that may be paid to any employee under a performance award for any performance period shall not exceed 50,000 Common Shares or the fair market value of such Common Shares if paid in cash.
Administration
The Incentive Plan will be administered by a committee (the "Committee") designated by the board of directors of U.S. Cellular, consisting of one or more members of the Board, each of whom is an "outside director" within the meaning of Section 162(m) of the Internal Revenue Code and a "Non-Employee Director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee will select those eligible persons for participation in the Incentive Plan as the Committee determines and will determine the form, amount and timing of each award and, if applicable, the number of Common Shares, the number of SARs and the number of RSUs subject to such an award, the exercise price, the time and conditions of exercise of the award and all other terms and conditions of the award, including, without limitation, the form of the agreement evidencing the award. The Committee also will have authority to prescribe rules and regulations for administering the Incentive Plan and to decide questions of interpretation or application of any provision of the Incentive Plan.

The Committee's authority with respect to the Incentive Plan is limited in the following ways:
•
The approval by the full board of directors, as well as the affirmative vote of a majority of the members of the Committee, is required for any grant of stock options, restricted stock or RSU awards or similar stock based compensation if the number of Common Shares which could be issued pursuant to such award, when added to the then currently outstanding Common Shares plus the number of Common Shares then subject to purchase or receipt pursuant to all grants of stock options, employee stock purchase plans, restricted stock or RSU awards and any other plan or program pursuant to which Common Shares of U.S. Cellular have been optioned or granted, whether vested or not, would result in U.S. Cellular no longer satisfying the eligibility requirements, under Section 1504 of the Internal Revenue Code, to file a consolidated tax return with TDS.
•
Except in connection with changes in the capital structure of U.S. Cellular, the Committee may not, without shareholder approval, reduce the exercise price or base price of an outstanding option or SAR.
Delegation
The Committee may delegate some or all of its power and authority under the Incentive Plan to the Chairman or other executive officer of U.S. Cellular as it deems appropriate, to the extent legally permissible; provided, however, that such Committee may not delegate its power and authority regarding:
	•	the selection for participation in the Incentive Plan of
•
the Chief Executive Officer of U.S. Cellular (or any employee who is acting in such capacity), one of the four highest compensated officers of U.S. Cellular (other than the Chief Executive Officer), or any other person deemed to be a "covered employee" within the meaning of Section 162(m) of the Internal Revenue Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period the award to be granted to such employee may result in taxable income to the employee; or
		•	an officer or other person subject to section 16 of the Exchange Act; or
	•	decisions concerning the timing, pricing or amount of an award granted to such an employee, officer or other person.
Performance Measures	The Committee may establish performance measures as follows:
	•	The performance measures that must be attained:
		•	as a condition to the grant or exercisability of all or a portion of an option or SAR;
		•	as a condition to the grant of restricted stock or RSU awards; or
•
during the applicable restriction or performance period as a condition to the award recipient's receipt, in the case of restricted stock awards, of the Common Shares subject to such awards, or in the case of RSU awards or performance share awards, of the Common Shares subject to such awards or the cash amount payable with respect to such awards (or a combination thereof).

•
To the extent necessary for an award to be qualified performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code, the performance measures shall include one or more of the following:
		•	the attainment by a Common Share of a specified fair market value for a specified period of time;
		•	earnings per share;
		•	return to shareholders (including dividends);
		•	return on assets;
		•	return on equity;
		•	return on capital;
		•	customer satisfaction;
		•	gross customer additions;
		•	net customer additions;
		•	sales and marketing costs per gross customer addition;
		•	customer defections;
		•	earnings;
		•	revenues;
		•	average revenue per customer unit;
		•	market share;
		•	cash flow; and/or
		•	cost reduction goals.
Stock Options
The Incentive Plan provides for the grant of ISOs and nonqualified stock options. The Committee will determine the exercise period, the purchase price of Common Shares subject to a stock option and the other terms of a stock option at the time of grant, provided that the purchase price per Common Share subject to either an ISO or a nonqualified stock option shall not be less than 100% of the fair market value of such Common Share on the date of grant. The exercise of an option entitles the optionee thereof to receive (subject to withholding taxes, if any) whole Common Shares. The aggregate fair market value (determined as of the date the option is granted) of the Common Shares with respect to which ISOs are exercisable for the first time by the optionee in any calendar year (under the Incentive Plan and any other incentive stock option plan of U.S. Cellular) may not exceed $100,000. ISOs granted under the Incentive Plan generally may not be exercised after ten years from the date of grant. In the case of any eligible employee who owns or is deemed to own stock possessing more than 10% of the total combined voting power of all classes of stock of U.S. Cellular or any related corporation, the exercise price of any ISOs granted under the Incentive Plan may not be less than 110% of the fair market value of the Common Shares on the date of grant, and the exercise period may not exceed five years from the date of grant.
The board of directors may determine that all stock options will become immediately exercisable upon certain changes of control of U.S. Cellular.

Stock Appreciation Rights
The Incentive Plan provides for the grant of SARs. The number of Common Shares subject to an SAR, the period for the exercise of an SAR, the base price of an SAR, whether the SAR shall be freestanding or granted in tandem or by reference to an option and any performance measures and the other terms applicable to an SAR will be determined by the Committee, provided that the base price per Common Share subject to an SAR shall not be less than 100% of the fair market value of a Common Share on the date of grant. The exercise of an SAR entitles the holder thereof to receive (subject to withholding taxes, if any) whole Common Shares (which may be restricted stock), cash or a combination thereof with a value equal to the difference between the fair market value of the stock on the exercise date and the base price of the SAR, multiplied by the number of Common Shares with respect to which such SAR is issued.
The board of directors may determine that all SARs will become immediately exercisable upon certain changes of control of U.S. Cellular.
Restricted Stock and Restricted Stock Unit Awards
The Incentive Plan provides for the grant of restricted stock awards and RSU awards. An award of restricted stock entitles the holder to Common Shares subject to a restriction period. An RSU is a right to receive, upon vesting, a Common Share, or the fair market value of such share in cash, as specified by the agreement evidencing the award. An award of restricted stock or RSUs may be made upon the attainment of performance measures and may be subject to the attainment of performance measures for the applicable restriction period. The terms of an award of restricted stock or RSUs, the restriction period and any performance measures will be determined by the Committee. Shares of restricted stock and RSUs generally are subject to forfeiture if the holder does not remain continuously employed by U.S. Cellular during the restriction period or, if the restricted stock or RSU is subject to performance measures, if such performance measures are not attained during the restriction period.

Any provision relating to (i) the satisfaction of performance measures, (ii) the termination of the restriction period relating to a restricted stock award or RSU award and (iii) any forfeiture and cancellation of a restricted stock award or RSU award upon an employee's termination of employment, whether by reason of disability, retirement, death or any other reason, shall be determined by the Committee and set forth in the agreement with respect to the award.

Unless otherwise set forth in an award agreement and subject to the terms and conditions of a restricted stock award, the holder of a restricted stock award will have all rights as a shareholder of U.S. Cellular, including the right to vote and receive dividends or other distributions and the right to participate in any capital adjustment applicable to all shareholders of U.S. Cellular with respect to the shares of restricted stock subject to the award.

Prior to the settlement of an RSU award in Common Shares, the holder of such RSU shall have no rights as a shareholder of U.S. Cellular with respect to the Common Shares subject to such award; however, the agreement for the award may allow the holder of the RSU to receive, on a current or deferred basis, dividend equivalents on such RSU and may also provide interest on, or the deemed reinvestment of, any deferred dividend equivalents.

The board of directors may determine that all restriction periods applicable to restricted stock and RSU awards will lapse and any performance measures will be deemed satisfied at the maximum level upon certain changes of control of U.S. Cellular.

Performance Awards	The Incentive Plan provides for the grant of performance awards. Each performance award is a right, contingent upon the attainment of performance measures within a specified performance period, to receive payment in cash or Common Shares (which may be restricted stock), as specified by the agreement evidencing the award. The amount of a performance award, the applicable performance measures and performance period, and the other terms of a performance award will be determined by the Committee. If the specified performance measures are not attained during the applicable performance period, then the award recipient generally forfeits all rights to receive the cash or Common Shares subject to the performance award. Any terms relating to (i) the satisfaction of performance measures, (ii) the termination of the performance period relating to a performance award, or (iii) any forfeiture and cancellation of an award upon an employee's termination of employment, whether by reason of disability, retirement, death, or any other reason, shall be determined by the Committee and set forth in the agreement with respect to the award.

The board of directors may determine that all performance periods applicable to performance awards will lapse and any performance measures will be deemed satisfied at the maximum level upon certain changes of control of U.S. Cellular.
Company Match Awards
The Incentive Plan permits an eligible employee selected by the Committee to elect to defer all or a portion of his or her annual bonus to a deferred compensation account under the Incentive Plan. If a selected employee elects to defer all or a portion of his or her annual bonus under the Incentive Plan, a company match award will be allocated to the employee's deferred compensation account in an amount equal to the sum of:
• 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year; and
• 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year.

An employee will be fully vested in the deferred bonus amounts credited to his or her deferred compensation account. One-third of the company match award credited to the employee's deferred compensation account shall become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such employee is an employee of U.S. Cellular or an affiliate on such date and the deferred bonus amount has not been withdrawn or distributed before such date. Amounts credited to an employee's deferred compensation account will be deemed to be invested in phantom Common Shares at the time the amounts are credited to the deferred compensation account.

Except as set forth below, an employee will receive an amount equal to his or her deferred bonus amounts and vested company match amounts on the earlier of (i) the date specified by the employee, (ii) the date the employee separates from service for whatever reason, and (iii) the date the employee is determined to suffer a permanent disability; provided, however, that if an employee separates from service due to retirement, death or permanent disability, he or she shall be entitled to receive all company match amounts credited to his or her account. If an employee is a "key employee" within the meaning of Section 409A of the Internal Revenue Code, and is entitled to payment by reason of a separation from service for a reason other than permanent disability or death, no portion of his or her deferred compensation account subject to Section 409A of the Internal Revenue Code shall be paid before the date which is six months after the date of separation from service (or if earlier, the date of the employee's death).

In addition, the Committee may approve in its sole discretion, a distribution of all or a portion of an employee's vested deferred compensation account in the event of an unforeseeable emergency causing severe financial hardship.
The board of directors may determine that all company match awards will become fully vested upon certain changes of control of U.S. Cellular.

FEDERAL INCOME TAX CONSEQUENCES

        The following is a brief summary of the U.S. Federal income tax consequences of awards made under the Incentive Plan. The following should not be relied upon as being a complete description of such consequences and does not address the state, local or other tax consequences of awards made under the Incentive Plan.

Stock Options	An award recipient will not recognize taxable income upon the grant of a stock option. An award recipient will recognize compensation taxable as ordinary income (subject to income tax withholding) upon exercise of a nonqualified stock option equal to the excess of the fair market value on the date of exercise of the shares purchased over their exercise price, and U.S. Cellular will be entitled to a corresponding corporate income tax deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. An award recipient will not recognize taxable income (except for purposes of the alternative minimum tax) upon exercise of an ISO. If the shares acquired by exercise of an ISO are held for the longer of two years from the date the option was granted and one year from the date the shares were transferred to the award recipient, any gain or loss arising from a subsequent disposition of such shares will be taxed as long-term capital gain or loss, and U.S. Cellular will not be entitled to any deduction. If, however, such shares are disposed of within such two or one year periods, then in the year of the disposition of the shares, the award recipient generally will recognize compensation taxable as ordinary income equal to the excess of
	•	the lesser of:
		•	the amount realized upon such disposition; or
		•	the fair market value of such shares on the date of exercise
		•	over the exercise price;
and U.S. Cellular will be entitled to a corresponding corporate income tax deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.
Stock Appreciation Rights
An award recipient will not recognize taxable income upon the grant of an SAR. In the case of an award settled in unrestricted Common Shares, an award recipient will recognize compensation taxable as ordinary income (subject to income tax withholding) upon exercise of an SAR equal to the fair market value of any unrestricted Common Shares delivered and U.S. Cellular will be entitled to a corresponding corporate income tax deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. If restricted stock is delivered upon exercise of an SAR, the Federal income tax consequences associated with such restricted stock shall be determined in accordance with the section below titled "Restricted Stock". The tax treatment of SARs settled in whole or in part in cash is not addressed because of the uncertainty regarding the application of the adverse tax consequences under Section 409A of the Internal Revenue Code to the recipients of such SAR awards. U.S. Cellular does not intend to grant any cash-settled SAR awards until the application of Section 409A of the Internal Revenue Code to such SAR awards is settled.

Restricted Stock	An award recipient will not recognize taxable income at the time of an award of shares of restricted stock, and U.S. Cellular will not be entitled to a corporate income tax deduction at such time, unless the award recipient makes an election to be taxed at the time the shares of restricted stock are granted. If such election is made, the award recipient will recognize compensation taxable as ordinary income (subject to income tax withholding) at the time of the grant equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. If such election is not made, the award recipient will recognize compensation taxable as ordinary income (subject to income tax withholding) at the time the restrictions lapse in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares. U.S. Cellular is entitled to a corresponding corporate income tax deduction at the time the ordinary income is recognized by the award recipient, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. In addition, an award recipient receiving dividends with respect to restricted stock for which the above described election has not been made and prior to the time the restrictions lapse will recognize taxable compensation (subject to income tax withholding), rather than dividend income, in an amount equal to the dividends paid, and U.S. Cellular will be entitled to a corresponding corporate income tax deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.
Restricted Stock Units
An award recipient will not recognize taxable income at the time of an award of an RSU, and U.S. Cellular will not be entitled to a corporate income tax deduction at such time. An award recipient will recognize compensation taxable as ordinary income (subject to income tax withholding) at the time the restrictions on the award lapse in an amount equal to the fair market value of any shares delivered and any cash paid by U.S. Cellular, and U.S. Cellular will be entitled to a corresponding corporate income tax deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.
Performance Awards
An award recipient will not recognize taxable income upon the grant of performance awards and U.S. Cellular will not be entitled to a corporate income tax deduction at such time. Upon the settlement of a performance award in the form of unrestricted Common Shares, cash or a combination of both, the award recipient will recognize compensation taxable as ordinary income (subject to income tax withholding) in an amount equal to the fair market value of any Common Shares delivered and the amount of any cash paid by U.S. Cellular, and U.S. Cellular will be entitled to a corresponding corporate income tax deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies. Upon the settlement of a performance award in the form of restricted stock, the Federal income tax consequences associated with such restricted stock shall be determined in accordance with the above section titled "Restricted Stock."
Deferral Of Annual Bonus Amount and Company Match Award	An award recipient will not recognize taxable income:
• on any annual bonus amount which he or she elects not to receive currently by deferring such amount into a deferred compensation account; or
• upon the grant of a company match award;

and U.S. Cellular will not be entitled to a corporate income tax deduction at such time. At the time the award recipient receives a distribution from his or her deferred compensation account, the award recipient will recognize the distributed amount as compensation taxable as ordinary income (subject to income tax withholding), and U.S. Cellular will be entitled to a corresponding corporate income tax deduction, except to the extent the limit of Section 162(m) of the Internal Revenue Code applies.
Section 162(m) of the Internal Revenue Code
Section 162(m) of the Internal Revenue Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to each of the corporation's Chief Executive Officer and the corporation's four most highly compensated executive officers other than the Chief Executive Officer. However, certain types of compensation paid to such executives are not subject to the $1 million deduction limit. One such type is "qualified performance based compensation." Qualified performance based compensation must satisfy all of the following requirements:
	•	the compensation must be payable solely on account of the attainment of pre-established objective performance measures;
	•	the performance measures must be determined by a committee consisting solely of two or more "outside directors;"
	•	the material terms under which the compensation is to be paid, including the performance measures, must be approved by a majority of the corporation's stockholders; and
	•	the committee administering the plan must certify that the applicable performance measures were satisfied before payment of any performance based compensation is made.

Compensation payable with respect to stock options and SARs will be considered qualified performance-based compensation, however, if such awards (i) have a purchase or base price at least equal to the fair market value of the underlying Common Shares on the date of grant; (ii) are granted by a committee consisting solely of two or more "outside directors" and (iii) satisfy the share limits described in the above section titled "Maximum Award."

It is intended that the Committee, which will administer the Incentive Plan, will consist solely of two or more "outside directors" as defined for purposes of Section 162(m) of the Internal Revenue Code. As a result, and based on regulations published by the United States Department of the Treasury, certain compensation under the Incentive Plan, such as that payable with respect to (i) certain options and SARs; (ii) restricted stock and RSUs granted as a result of the attainment of performance measures or with restrictions based upon the attainment of performance measures; and (iii) performance awards, may not be subject to the $1 million deduction limit under Section 162(m) of the Internal Revenue Code. Other compensation under the Incentive Plan, such as that payable with respect to (i) restricted stock and RSUs not granted as a result of the attainment of performance measures with restrictions not based upon the attainment of performance measures and (ii) company match awards, generally is expected to be subject to such limit.

        The following table specifies the number of Common Shares which are subject to options, the value and number of phantom Common Shares which are subject to company match awards, and the value and number of restricted Common Shares for each of the named executives and certain other groups of participants in the Incentive Plan as of December 31, 2004.

PLAN BENEFITS
2005 LONG-TERM INCENTIVE PLAN

		Company Match Award For 2004(2)		Restricted Common Shares(3)
Name	Number of Common Shares Subject to Options(1)	Dollar Value	Number of Shares	Dollar Value	Number of Shares
LeRoy T. Carlson, Jr. (Chairman)(4)	—	$—	—	$—	—
John E. Rooney (President (Chief Executive Officer))	375,000	$172,103	3,639	$1,326,060	29,626
Kenneth R. Meyers (Executive Vice President—Finance, Chief Financial Officer and Treasurer)	172,127	$—	—	$1,059,335	23,667
Jay M. Ellison (Executive Vice President—Chief Operating Officer)	132,370	$—	—	$1,059,335	23,667
Michael S. Irizarry (Executive Vice President—Engineering and Chief Technical Officer)	91,369	$—	—	$893,365	19,959
Other Executives	504,390	$21,869	462	$3,103,972	69,347

Executive Group	1,275,256	$193,972	4,101	$7,442,067	166,266
Non-Executive Director Group	—	$—	—	$—	—
Non-Executive Employee Group	1,581,100	$—	—	$4,313,879	96,378

Total	2,856,356	$193,972	4,101	$11,755,946	262,644

(1)
Since the exercise price for all options is equal to the fair market value of the Common Shares on the grant date, no value was assigned to the options for purposes of the above table.

(2)
Represents the dollar value and the number of shares of the company match award for 2004, which is represented by phantom Common Shares of U.S. Cellular.

(3)
The dollar value as of December 31, 2004 is calculated using the closing price of Common shares on December 31, 2004 of $44.76.

(4)
LeRoy T. Carlson, Jr. will not participate in the 2005 Long Term Incentive Plan.

        This description of the 2005 Long-Term Incentive Plan is a summary only and is qualified by the terms of the 2005 Long-Term Incentive Plan itself, a copy of which is attached to this Proxy Statement as Exhibit B.

The board of directors recommends a vote "FOR" approval of the 2005 Long-Term Incentive Plan.

PROPOSAL 3
INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

        We anticipate continuing the services of PricewaterhouseCoopers LLP as independent registered public accountants for the current fiscal year. Representatives of PricewaterhouseCoopers LLP, who served as independent registered public accountants for the last fiscal year, are expected to be present at the annual meeting of shareholders and will have the opportunity to make a statement and to respond to appropriate questions raised by shareholders at the annual meeting or submitted in writing prior thereto.

        We are not required to obtain shareholder ratification of the selection of PricewaterhouseCoopers LLP as our independent registered public accountants by the Bylaws or otherwise. However, we have elected to seek such ratification by the affirmative vote of the holders of a majority of the votes cast by shares entitled to vote with respect to such matter at the annual meeting. Should the shareholders fail to ratify the selection of PricewaterhouseCoopers LLP as independent registered public accountants, the board of directors will consider whether to retain such firm for the year ending December 31, 2005.

        The board of directors recommends a vote "FOR" ratification of the Selection of PricewaterhouseCoopers LLP as independent registered public accountants for the current fiscal year.

FEES PAID TO PRINCIPAL ACCOUNTANTS

        The following sets forth the aggregate fees (including expenses) billed by U.S. Cellular's principal accountants, PricewaterhouseCoopers LLP, for 2004 and 2003:

	2004	2003
Audit Fees(1)
Attestation of internal controls under Section 404 of Sarbanes-Oxley Act	$1,412,569	$—
Annual and Other Audit Fees	988,550	914,567

Total Audit Fees	2,401,119	914,567
Audit Related Fees(2)	—	16,290
Tax Fees	—	—
All Other Fees(3)	1,500	1,500

Total Fees(4)	$2,402,619	$932,357

(1)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for professional services rendered for the audit of the annual financial statements for the years 2004 and 2003 included in U.S. Cellular's Form 10-K for each of these years and the reviews of the financial statements included in U.S. Cellular's Form 10-Qs for each of these years, including the attestation and report relating to internal control over financial reporting as well as accounting research, review of financial information included in other SEC filings and the issuance of consents and comfort letters. Although PricewaterhouseCoopers LLP has billed U.S. Cellular for these fees and expenses, management of U.S. Cellular has not yet completed its review of all of the amounts billed.

(2)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for assurance and related services for the years 2004 and 2003 that are reasonably related to the performance of the audit or review of financial statements other than the fees disclosed in the foregoing paragraph. These services include acquisition and divestiture related services, accounting consulting, special projects and Sarbanes Oxley Section 404 compliance planning.

(3)
Represents the aggregate fees billed by PricewaterhouseCoopers LLP for services, other than services covered in (1) or (2) above, for the years 2004 and 2003.

(4)
Amounts do not include fees billed by PricewaterhouseCoopers LLP directly to TDS. Although TDS bills U.S. Cellular an overall management fee pursuant to the Intercompany Agreement discussed below, TDS does not specifically identify and allocate fees of PricewaterhouseCoopers LLP to U.S. Cellular.

        The audit committee determined that the payment of fees for non-audit related services does not conflict with maintaining PricewaterhouseCoopers LLP's independence.

PRE-APPROVAL PROCEDURES

        The audit committee adopted a policy, effective May 6, 2003, as amended as of February 17, 2004, pursuant to which all audit and non-audit services must be pre-approved by the audit committee. Under no circumstances may U.S. Cellular's principal external accountant provide services that are prohibited by the Sarbanes Oxley Act of 2002 or rules issued thereunder. Non-prohibited audit related services and certain tax and other services may be provided to U.S. Cellular, subject to such pre-approval process and prohibitions. The audit committee has delegated to the chairman of the audit committee the authority to pre-approve services by the independent registered public accountants and to report such approvals to the full audit committee at each of its regularly scheduled meetings. The pre-approval policy relates to all services provided by U.S. Cellular's principal external auditor and does not include any de minimis exception.

AUDIT COMMITTEE REPORT

        This report is submitted by the current members of the audit committee of the board of directors of U.S. Cellular identified below. The audit committee operates under a written charter adopted by the U.S. Cellular board of directors, a copy of which is attached hereto as Exhibit A.

        Management is responsible for U.S. Cellular's internal controls and the financial reporting process. U.S. Cellular utilizes services from the TDS internal audit staff, which performs testing of internal controls and the financial reporting process. U.S. Cellular's independent registered public accountants are responsible for performing an independent audit of U.S. Cellular's consolidated financial statements in accordance with auditing standards generally accepted in the United States of America, and issuing a report thereon. The audit committee's responsibility is to monitor and oversee these processes.

        In this context, the audit committee held meetings with management, the TDS internal audit staff and representatives of PricewaterhouseCoopers LLP, U.S. Cellular's independent registered public accountants for 2004. In these meetings, the audit committee reviewed and discussed the audited financial statements as of and for the year ended December 31, 2004. Management represented to the audit committee that U.S. Cellular's consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the audit committee has reviewed and discussed the consolidated financial statements with management and representatives of PricewaterhouseCoopers LLP.

        The discussions with PricewaterhouseCoopers LLP also included the matters required to be discussed by Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, relating to information regarding the scope and results of the audit. The audit committee also received from PricewaterhouseCoopers LLP written disclosures and a letter regarding its independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as amended, and this information was discussed with PricewaterhouseCoopers LLP.

        Based on and in reliance upon these reviews and discussions, the audit committee recommended to the board of directors that the audited financial statements as of and for the year ended December 31, 2004 be included in U.S. Cellular's Annual Report on Form 10-K for the year ended December 31, 2004.

        By the members of the audit committee of the board of directors of U.S. Cellular:

J. Samuel Crowley Chairperson	Paul-Henri Denuit	Harry J. Harczak, Jr.

EXECUTIVE OFFICERS

        The following is a table identifying our other executive officers who are currently serving but are not identified in the above tables regarding the election of directors.

Name	Age	Position with U.S. Cellular
Jay M. Ellison	52	Executive Vice President—Chief Operating Officer
Michael S. Irizarry	43	Executive Vice President—Engineering and Chief Technical Officer
Karen S. Kirwan	43	Executive Vice President—Information Services and Chief Information Officer
Jeffrey J. Childs	48	Senior Vice President—Human Resources
Rochelle J. Boersma	48	Vice President—Sales Operations
Thomas P. Catani	45	Vice President—East Operations
Alan D. Ferber	37	Vice President—Marketing
Hichem H. Garnaoui	39	Vice President—National Network Operations
Leon J. Hensen	57	Vice President—Market Transition
Conrad J. Hunter	47	Vice President—Midwest Operations
Katherine Hust Schrank	43	Vice President—Central Operations
George W. Irving	50	Vice President—Business Support Services
James R. Jenkins	44	Vice President—Legal and External Affairs
Karen C. Johnson	38	Vice President—Public Affairs and Communications
Carolyn A. Tilden	43	Vice President—Service Delivery
Thomas S. Weber	44	Vice President and Controller
Brenda S. Weyl	46	Vice President—Customer Service
Nick B. Wright	44	Vice President—West Operations
Kevin C. Gallagher	57	Vice President and Corporate Secretary

        Jay M. Ellison.    Jay M. Ellison joined our company and was appointed Executive Vice President—Chief Operating Officer on September 5, 2000. Prior to that time, he was vice president of sales at Ameritech Cellular Services since 1997.

        Michael S. Irizarry.    Michael S. Irizarry joined our company and was appointed Executive Vice President—Engineering and Chief Technical Officer on February 18, 2002. Prior to that time, he was vice president—network, for the midwest area at Verizon Wireless from 2000 to 2001. Prior to that time, he served as executive director—network for the southeast region of Bell Atlantic Mobile since February 1996.

        Karen S. Kirwan.    Karen S. Kirwan joined U.S. Cellular and was appointed Executive Vice President—Information Services and CIO on September 30, 2002. Prior to that time, she was vice president & chief information officer at Exelon Corporation since 2000. Between 1998 and 2000, Ms. Kirwan was vice president—business process systems at Pillsbury Corporation based in Minneapolis.

        Jeffrey J. Childs.    Jeffrey J. Childs joined U.S. Cellular and was appointed Senior Vice President—Human Resources on February 17, 2004. Prior to that time, he was president and owner of Childs Consulting Services, LLC and senior partner of Brimstone Consulting Group since May 2001. Prior to that, Mr. Childs was vice president—human resources & corporate services at SecurityLink from Ameritech between November 1999 and February 2001.

        Rochelle J. Boersma.    Rochelle J. Boersma was appointed Vice President—Sales Operations in March 2003. Prior to that time, she was the Director of Indirect Distribution. Prior to that, Ms. Boersma was employed by Cingular Wireless/SBC from May 1988 through July 2002, most recently as general manager of dealer sales since January 2000.

        Thomas P. Catani.    Thomas P. Catani was appointed Vice President—East Operations on December 1, 2003. Prior to that time, he was employed at U.S. Cellular for more than five years, most recently as Senior Director, Sales & Marketing—East Operations.

        Alan D. Ferber.    Alan D. Ferber joined our company and was appointed Vice President—Marketing on September 1, 2001. Prior to that time, he helped found traq-wireless, Inc. and served as its vice president of business development since November 1999.

        Hichem H. Garnaoui.    Hichem H. Garnaoui was appointed Vice President—National Network Operations in March 2002. Prior to that time, he was Vice President—Engineering since May 2001. Prior to that, he held several positions at Nextel Communications Inc. from 1997 to 2001, most recently as vice president of network operations for their Mid-Atlantic region.

        Leon J. Hensen.    Leon J. Hensen was appointed Vice President—Market Transition in August 2003. Prior to that time, he was Vice President—Midwest Operations since November 2002 and Vice President—Central Operations since March 1999.

        Conrad J. Hunter.    Conrad J. Hunter was appointed Vice President—Midwest Operations, in August 2003. Prior to that, he was Vice President—East Operations since March 2000. Before joining our company, Mr. Hunter was employed by PrimeCo L.P. between March 1999 and February 2000, most recently as vice president and general manager of the Virginia region of PrimeCo PCS.

        Katherine Hust Schrank.    Katherine Hust Schrank was appointed Vice President—Central Operations, in November 2002. Prior to that, Ms. Schrank was employed at U.S. Cellular for more than five years, most recently as Director of Sales for California and southern Oregon.

        George W. Irving.    George W. Irving was appointed Vice President—Business Support Services on November 5, 2003. Prior to joining our company, Mr. Irving was employed by AlliedSignal/Honeywell for more than five years, most recently as director, financial services—global business services.

        James R. Jenkins.    James R. Jenkins was appointed Vice President—Legal and External Affairs in May 2003. Mr. Jenkins joined our company as our Vice President—External Affairs on February 1, 2002. Prior to that time, he was vice president—law at ALLTEL Communications, Inc. since July 1998.

        Karen C. Johnson.    Karen C. Johnson was appointed Vice President—Public Affairs and Communications in April 2003. Ms. Johnson joined U.S. Cellular in December 2002 as Vice President of Business Development and Government Relations. Prior to that time, she was a vice president at Cushman/Amberg Communications, Inc. since August 2000. Prior to that, Ms. Johnson was director of marketing for Urban Investment Trust, Inc. since 1999.

        Carolyn A. Tilden.    Carolyn A. Tilden was appointed Vice President—Service Delivery on July 21, 2003. Prior to that time, she was employed at Publicis Groupe/Leo Burnett for more than five years, most recently as senior vice president, chief information officer specialty brands.

        Thomas S. Weber.    Thomas S. Weber was appointed our Vice President and Controller in November 2002. Prior to that time he was employed at U.S. Cellular for more than five years, most recently as Vice President—Financial Services.

        Brenda S. Weyl.    Brenda S. Weyl was appointed Vice President—Customer Service in November 2002. Prior to that time, she was vice president of operations support for AGL Resources since 2001. From 1993 until 2001, Ms. Weyl held various positions at BellSouth Corporation, most recently as senior director, consumer services.

        Nick B. Wright.    Nick B. Wright was appointed Vice President—West Operations on July 27, 2004. Prior to that time, he held a variety of leadership positions in three of the company's four U.S regions, most recently as Senior Director, Sales & Marketing—West Operations.

        Kevin C. Gallagher.    Kevin C. Gallagher was appointed Vice President and Corporate Secretary on December 1, 2001. He was also appointed Vice President and Corporate Secretary of TDS and TDS Telecom in December 2001. Prior to that time, he was senior vice president, general counsel and secretary of 360° Communications Company between 1996 and 1998.

        All of our executive officers devote all their time to the affairs of U.S. Cellular, except for LeRoy T. Carlson, Jr. and Kevin C. Gallagher. LeRoy T. Carlson, Jr., who is employed by TDS as its President and Chief Executive Officer, and Kevin C. Gallagher, who is employed by TDS as its Vice President and Corporate Secretary, devote a portion of their time to the affairs of U.S. Cellular.

Codes of Conduct and Ethics

        As required by Section 807 of the American Stock Exchange Company Guide, U.S. Cellular has adopted a Code of Business Conduct, applicable to all officers and employees of U.S. Cellular and its subsidiaries, which includes a Code of Ethics for certain Senior Executives and Financial Officers, that complies with the definition of a "code of ethics" as set forth in Item 406 of Regulation S-K of the SEC. U.S. Cellular has also adopted a Code of Ethics for its directors. Each of the foregoing codes have been posted to U.S. Cellular's web site, www.uscellular.com, under About Us—Investor Relations—Corporate Governance.

        U.S. Cellular intends to satisfy the disclosure requirement under Item 10 of Form 8-K regarding any amendment to its Code of Ethics for certain Senior Executives and Financial Officers, and will disclose all other amendments to any of the foregoing codes, by posting such information to such internet website. Any waivers of any of the foregoing codes for directors or executive officers, including any waiver of the Code of Ethics for certain Senior Executives and Financial Officers, will be approved by U.S. Cellular's board of directors, as applicable, and disclosed in a Form 8-K that is filed with the SEC within four business days of such waiver.

EXECUTIVE COMPENSATION

Summary of Compensation

        The following table summarizes the compensation paid by U.S. Cellular to the President and Chief Executive Officer of U.S. Cellular and the other four most highly compensated executive officers (based on the aggregate of the salary and bonus for 2004).

		Annual Compensation(2)					Long-Term Compensation
Name and Principal Position	Year	Salary(3)	Bonus(4)		Other Annual Compensation(5)		Restricted Stock Award(s)(6)		Securities Underlying Options/SARs(7)	All Other Compensation(8)
LeRoy T. Carlson, Jr. Chairman—See Footnote(1)	2004 2003 2002	$689,670 639,912 565,422	$	— 415,943 293,255	$	— — —	$	— — —	— — —	$	— — —

John E. Rooney President and Chief Executive Officer	2004 2003 2002	$633,335 592,209 526,292		$590,000 360,000 240,000		$172,103 105,012 70,008		$337,260 366,585 242,679	92,000 175,000 33,000		$51,944 50,553 50,910

Kenneth R. Meyers Executive Vice President— Finance, Chief Financial Officer and Treasurer	2004 2003 2002	$401,957 379,329 345,813		$345,000 220,391 128,000	$	— 13,776 12,800		$253,196 297,604 184,951	35,225 66,275 26,225		$43,058 35,450 31,526

Jay M. Ellison Executive Vice President— Chief Operating Officer	2004 2003 2002	$401,957 379,329 345,813		$415,000 264,469 128,000	$	— 13,223 —		$253,196 297,604 184,951	35,225 66,725 26,225		$45,703 35,806 30,872

Michael S. Irizarry Executive Vice President— Engineering and Chief Technical Officer	2004 2003 2002	$335,140 311,811 235,584		$260,000 152,211 88,000	$	— — —		$163,296 187,322 290,082	22,725 41,725 48,150		$26,947 12,012 222

(1)
Includes the chief executive officer of U.S. Cellular during 2004 and the four most highly compensated executive officers in 2004 other than the chief executive officer. Mr. LeRoy T. Carlson, Jr., Chairman of U.S. Cellular receives no compensation directly from U.S. Cellular. Mr. Carlson is compensated by TDS in connection with his services for TDS and TDS subsidiaries, including U.S. Cellular. A portion of Mr. Carlson's salary and bonus paid by TDS is charged to U.S. Cellular by TDS pursuant to the Intercompany Agreement discussed below under "Intercompany Agreement." Accordingly, pursuant to the requirements of the SEC, such amounts charged to U.S. Cellular by TDS are reported in the above table in addition to the information presented for the other named executive officers. Mr. Carlson does not receive any long-term compensation awards or any other compensation from U.S. Cellular. Mr. Carlson receives long-term and other compensation from TDS, but this is not charged to U.S. Cellular.

(2)
Does not include the discount amount of any employee stock purchase plan since such plans are generally available to all eligible salaried employees. Does not include the value of any perquisites and other personal benefits, securities or property because the aggregate amount of such compensation is less than the lesser of either $50,000 or 10% of the total of annual salary and bonus reported for the named executive officers above.

(3)
Represents the dollar value of base salary (cash and non-cash) earned by the named executive officer during the fiscal year identified.

(4)
Represents the dollar value of bonus (cash and non-cash) earned by the named executive officer during the fiscal year identified. The final bonus for 2004 has not yet been determined for LeRoy T. Carlson, Jr.

(5)
Represents the fair market value as of the grant date of phantom stock units of our Common Shares credited to such officer with respect to deferred bonus compensation. See "Bonus Deferral and Company Match Awards." Mr. Carlson also receives a credit of phantom stock units with respect to TDS Common Shares but this is not charged to U.S. Cellular.

(6)
In 2002, 2003 and 2004, the Stock Option Compensation Committee approved a grant of performance share awards ("Performance Share Awards"), as detailed below. The amount reported is an actual award.

        The following table summarizes the restricted stock awards:

	John E. Rooney	Kenneth R. Meyers	Jay M. Ellison	Michael S. Irizarry
Granted in 2002:
2002 Performance Award—Vests 2/18/05	—	—	—	7,800
2002 Performance Award—Vests 3/31/05	5,919	4,511	4,511	—

Total Grant Date Dollar Value for 2002:	$242,679	$184,951	$184,951	$290,082

Granted in 2003:
2003 Performance Award—Vests 3/31/06	14,981	12,605	12,605	7,934

Total Grant Date Dollar Value for 2003:	$366,585	$297,604	$297,604	$187,322

Granted in 2004:
2004 Performance Award—Vests 10/10/06	8,726	—	—	—
2004 Performance Award—Vests 3/31/07	—	6,551	6,551	4,225

Total Grant Date Dollar Value for 2004:	$337,260	$253,196	$253,196	$163,296

Summary of Restricted Stock Outstanding at 12/31/04:
Unvested shares of restricted stock as of 12/31/04	29,626	23,667	23,667	19,959

Dollar Value as of 12/31/04	$1,326,060	$1,059,335	$1,059,335	$893,365

  The Grant Date Dollar Value of the above awards is calculated using the closing price of the Common Shares on the award date. The Dollar Value as of December 31, 2004 is calculated using the closing price of our Common Shares on December 31, 2004 of $44.76.

(7)
Represents the number of shares of our common stock subject to stock options awarded during the fiscal year identified. No stock appreciation rights ("SARs") were awarded, either on a stand alone basis or in tandem with options, during any of the identified fiscal years.

(8)
Includes contributions by us for the benefit of the named executive officer under the TDS Tax-Deferred Savings Plan ("TDSP"), the TDS Pension Plan ("Pension Plan"), the TDS Supplemental Executive Retirement Plan ("SERP"), and the dollar value of any insurance premiums paid during the covered fiscal year with respect to life insurance for the benefit of the named executive ("Life Insurance"), as indicated below for 2004:

	John E. Rooney	Kenneth R. Meyers	Jay M. Ellison	Michael S. Irizarry
TDSP	$7,380	$7,380	$7,380	$—
Pension Plan	9,663	9,663	9,663	9,663
SERP	31,337	25,041	27,686	16,941
Life Insurance	3,564	974	974	343

Total	$51,944	$43,058	$45,703	$26,947

General Information Regarding Options

        The following tables show, as to the executive officers who are named in the Summary Compensation Table, certain information regarding options.

						Potential Realizable Value at Assumed Annual Realized Stock Price Appreciation for Option Terms(5)
	Number of Securities Underlying Options Granted(2)
		Percent of Total Options Granted to Employees(3)
Name(1)			Exercise Price	Market Price(4)	Expiration Date
						5%	10%
John E. Rooney(6)	92,000	11.5%	$38.65	$38.65	03/31/2014	$2,236,224	$5,667,029
Kenneth R. Meyers(6)	35,225	4.4%	$38.65	$38.65	03/31/2014	$856,206	$2,169,795
Jay M. Ellison(6)	35,225	4.4%	$38.65	$38.65	03/31/2014	$856,206	$2,169,795
Michael S. Irizarry(6)	22,725	2.8%	$38.65	$38.65	03/31/2014	$552,372	$1,399,818

(1)
Mr. LeRoy T. Carlson, Jr., does not receive options from U.S. Cellular. Mr. Carlson receives long-term compensation from TDS, but this is not charged to U.S. Cellular by TDS.

(2)
Represents the number of shares underlying options awarded to the named executive during the fiscal year.

(3)
Represents the percent of total shares underlying options awarded to employees during the fiscal year.

(4)
Represents the per share fair market value of our shares as of the award date.

(5)
Represents the potential realizable value of each grant of options, assuming that the market price of our shares appreciates in value from the award date to the end of the option term at the indicated annualized rates.

(6)
Such options were granted as of March 31, 2004, and become exercisable with respect to 25% of the shares underlying the option on March 31, 2005, 2006, 2007 and 2008, except that all options become fully vested on October 10, 2006 with respect to Mr. Rooney.

No SARs were granted in 2004.

Option Exercises in 2004 and
December 31, 2004 Option Values

	2004		As of December 31, 2004
			Number of Securities Underlying Unexercised Options/SARs(4)		Value of Unexercised In-the-Money Options/SARs(5)
Name(1)	Shares Acquired on Exercise(2)	Value Realized(3)
			Exercisable	Unexercisable	Exercisable	Unexercisable
John E. Rooney
2004 Options(6)	—	$—	—	92,000	$—	$562,120
2003 Options(7)	—	—	43,750	131,250	887,688	2,663,063
2002 Options(8)	—	—	16,500	16,500	62,040	62,040
2001 CEO Options(9)	—	—	12,000	8,000	—	—
2000 CEO Initial Options(10)	—	—	44,000	11,000	—	—

Total	—	$—	116,250	258,750	$949,728	$3,287,223

Kenneth R. Meyers
2004 Options(6)	—	$—	—	35,225	$—	$215,225
2003 Options(7)	—	—	16,568	49,707	350,413	1,051,303
2002 Options(8)	—	—	13,112	13,113	49,301	49,305
2001 Options(11)	—	—	9,960	6,640	—	—
2000 Options(12)	—	—	3,809	953	—	—
1999 Options(13)	—	—	9,600	—	7,296	—
1998 Options(14)	—	—	7,680	—	83,098	—
1997 Options(15)	—	—	5,760	—	112,378	—

Total	—	$—	66,489	105,638	$602,486	$1,315,833

Jay M. Ellison
2004 Options(6)	—	$—	—	35,225	$—	$215,225
2003 Options(7)	16,568	294,880	—	49,707	—	1,051,303
2002 Options(8)	—	—	13,112	13,113	49,301	49,305
2001 Options(11)	—	—	9,960	6,640	—	—
2000 Initial Options(16)	—	—	3,690	923	—	—

Total	16,568	$294,880	26,762	105,608	$49,301	$1,315,833

Michael S. Irizarry
2004 Options(6)	—	$—	—	22,725	$—	$138,850
2003 Options(7)	10,431	162,790	—	31,294	—	661,868
2002 Options(8)	—	—	10,575	10,575	39,762	39,762
2002 Initial Options(17)	10,800	22,698	—	16,200	—	122,634

Total	21,231	$185,488	10,575	80,794	$39,762	$963,114

(1)
Mr. LeRoy T. Carlson, Jr., does not receive options or SARs from U.S. Cellular. Mr. Carlson receives long-term compensation from TDS, but this is not charged to U.S. Cellular by TDS.

(2)
Represents the number of our Common Shares with respect to which Options or SARs were exercised.

(3)
Represents the aggregate dollar value realized upon exercise, based on the difference between the fair market value of such shares on the date of exercise and the aggregate exercise price.

(4)
Represents number of shares subject to free-standing options, as indicated, as of December 31, 2004. All options listed above are transferable to permitted transferees.

(5)
Represents the aggregate dollar value of in-the-money, unexercised options held at December 31, 2004, based on the difference between the exercise price and $44.76, the closing price of our Common Shares on December 31, 2004.

(6)
The 2004 Options become exercisable in annual increments of 25% on March 31 of each year beginning in 2005 and ending in 2008 (except that all options become fully vested on October 10, 2006 with respect to Mr. Rooney), and are exercisable until March 31, 2014 at an exercise price of $38.65.

(7)
The 2003 Options become exercisable in annual increments of 25% on March 31 of each year beginning in 2004 and ending in 2007 (except that all options become fully vested on October 10, 2006 with respect to Mr. Rooney), and are exercisable until April 21, 2013 at an exercise price of $24.47 for Mr. Rooney, and are exercisable until March 31, 2013 at an exercise price of $23.61 for Mr. Meyers, Mr. Ellison and Mr. Irizarry.

(8)
The 2002 Options become exercisable in annual increments of 25% on March 31 of each year beginning in 2003 and ending in 2006, and are exercisable until March 31, 2012 at an exercise price of $41.00.

(9)
The 2001 CEO Options become exercisable in annual increments of 20% on March 31 of each year beginning in 2002 and ending in 2006, and are exercisable until May 29, 2011 at an exercise price of $59.40.

(10)
The 2000 CEO Initial Options become exercisable with respect to 20% of the shares underlying the option on April 10 of each year beginning in 2001 and ending in 2005, and are exercisable until April 10, 2010 at an exercise price of $69.19.

(11)
The 2001 Options become exercisable in annual increments of 20% on March 31 of each year beginning in 2002 and ending in 2006, and are exercisable until May 8, 2011 at an exercise price of $64.16.

(12)
The 2000 Options become exercisable in annual increments of 20% on March 31 of each year beginning in 2001 and ending in 2005, and are exercisable until March 31, 2010 at an exercise price of $71.00.

(13)
The 1999 Options become exercisable in annual increments of 20% on March 31 of each year beginning in 2000 and ending in 2004, and are exercisable until March 31, 2009 at an exercise price of $44.00.

(14)
The 1998 Automatic Options become exercisable in annual increments of 20% on March 31 of each year beginning in 1999 and ending in 2003, and are exercisable until March 31, 2008 at an exercise price of $33.94.

(15)
The 1997 Automatic Options become exercisable in annual increments of 20% on March 31 of each year beginning in 1998 and ending in 2002, and are exercisable until May 14, 2007 at the exercise price of $25.25.

(16)
The 2000 Initial Options become exercisable with respect to 20% of the shares underlying the option on September 1 of each year beginning in 2001 and ending in 2005, and are exercisable until September 1, 2010 at an exercise price of $73.31.

(17)
The 2002 Initial Options become exercisable with respect to 20% of the shares underlying the option on February 18 of each year beginning in 2003 and ending in 2007, and are exercisable until February 18, 2012 at an exercise price of $37.19.

Pension Plan and Supplemental Benefit Agreement

        We previously adopted the TDS Wireless Companies' Pension Plan (the "Wireless Pension Plan"). The Wireless Pension Plan, a qualified noncontributory defined contribution pension plan, provided pension benefits for our employees. Under the Wireless Pension Plan, pension contributions were calculated separately for each participant, based on a fixed percentage of the participant's qualifying compensation, and are funded currently.

        Effective January 1, 2001, the TDS Employees' Pension Trust (the "TDS Target Pension Plan") was merged with and into the Wireless Pension Plan and the new merged plan is titled the TDS Pension Plan. All of the plan assets which had been held for the TDS Target Pension Plan and the Wireless Pension Plan were combined to be held on a consolidated basis for the new TDS Pension Plan, which will pay all benefits which previously accrued under both the TDS Target Pension Plan and the Wireless Pension Plan and all future pension plan accruals. All eligible participants who have been receiving a pension benefit contribution based on a fixed percentage of their qualifying compensation under the Wireless Pension Plan continue to be eligible for such benefit under the TDS Pension Plan.

        The amounts of the annual contributions for the benefit of the named executive officers under the Wireless Pension Plan and TDS Pension Plan are included above in the Summary Compensation Table under "All Other Compensation."

        We have also adopted a Supplemental Executive Retirement Plan ("SERP") to provide supplemental benefits under the Wireless Pension Plan and effective January 1, 2001, the TDS Pension Plan. The SERP was established to offset the reduction of benefits caused by the limitation on annual employee compensation which can be considered for tax qualified pension plans under the Internal Revenue Code. The SERP is a nonqualified deferred compensation plan and is intended to be unfunded. The amounts of the accruals for the benefit of the named executive officers are included above in the Summary Compensation Table under "All Other Compensation."

Relocation Expenses

        In 2004, U.S. Cellular reimbursed relocation expenses to Conrad Hunter, Vice President-Midwest Operations, and George Irving, Vice President—Business Support Services, in the amounts of $112,370 and $112,341, respectively.

Executive Bonus Program

        The purposes of the U.S. Cellular Corporation Regional Support Organization (Corporate) Executive Officer Annual Bonus Plan Effective January 1, 2004, as amended (the "Executive Bonus Plan") are:

  •
  To provide incentive for the corporate officers of U.S. Cellular to extend their best efforts to achieve superior results in relation to key performance targets.

  •
  To reward U.S. Cellular's corporate officers in relation to their success in meeting and exceeding these performance targets.

  •
  To help U.S. Cellular attract and retain talented leadership in positions of critical importance to the success of U.S. Cellular.

        The total pool available for bonuses will be calculated by multiplying the sum of target bonuses for all officers by the combined percent target attained on all of the following five performance measures weighed as follows:

Gross Post-Pay Customer Additions	20%
Consolidated Cash Flow	20%
Consolidated Revenue	20%
Return on Capital	20%
Customer Defections	20%

        The total pool available for bonuses will be calculated by multiplying the sum of target bonuses for all officers by the combined percent of target attained on all five performance measures, provided however, the Chairman of U.S. Cellular at his discretion, may increase or decrease the total pool in any particular year by a percentage not to exceed 18%, in consideration of individual performance and the performance of the business taken as a whole.

        The President and CEO, at his/her discretion, will determine the percentage of the calculated actual bonus that each participant will receive based on his/her assessment of the officer's individual performance for 2004. The individual performance multiplier may range from 50%-150% for each officer. The President and CEO may allocate this pool to the participants as he/she deems appropriate, but the sum of all officer's actual dollar awards cannot exceed the total bonus pool dollars available for 2004. The Chairman of the Board must approve all Officer bonuses prior to payout. The maximum bonus is 200% of target.

Bonus Deferral and Company Match Awards

        The 2003 Long-Term Incentive Plan permits employees selected by the stock option compensation committee to defer all or a portion of their annual bonus to a deferred compensation account ("Deferral Program"). The executive officers who have deferred their bonuses are identified in the Summary Compensation Table above. See footnote 5 to such table. If a selected employee elects to defer all or a portion of his or her annual bonus under the Deferral Program, we will allocate a match award to the employee's deferred compensation account in an amount equal to the sum of (1) 25% of the deferred bonus amount which is not in excess of one-half of the employee's gross bonus for the year and (2) 33 1/3% of the deferred bonus amount which is in excess of one-half of the employee's gross bonus for the year. The fair market value of the matched stock units are reported in the Summary Compensation Table under "Other Annual Compensation." An employee will be fully vested in the deferred bonus amounts credited to his or her deferred compensation account. One-third of the U.S. Cellular match award credited to the employee's deferred compensation account will become vested on each of the first three anniversaries of the last day of the year for which the applicable bonus is payable, provided that such employee is an employee of U.S. Cellular or an affiliate on such date and the deferred bonus amount has not been withdrawn or distributed before such date. Amounts credited to an employee's deferred compensation account will be deemed to be invested in phantom Common Shares at the time the amounts are credited to the deferred compensation account. An employee will receive an amount equal to his or her vested deferred compensation account balance on the earlier of the date specified by the employee, the date the employee separates from service for whatever reason, and the date the employee is determined to suffer a permanent disability. However, if an employee separates from service due to retirement, death or permanent disability, he or she will be entitled to receive all company match amounts credited to his or her account. If an employee is a "key employee" (within the meaning of Section 409A of the Internal Revenue Code), and is entitled to payment by reason of a separation from service for a reason other than permanent disability or death, no portion of his or her deferred compensation account subject to Section 409A of the Internal Revenue Code will be paid before the date which is six months after the date of separation from service (or if earlier, the date of the employee's death). In addition, the committee that administers the plan may approve in its sole discretion, a distribution of all or a portion of an employee's vested deferred compensation account in the event of an unforeseeable emergency causing severe financial hardship. Our board of directors may determine that all match awards will become fully vested upon certain changes of control of U.S. Cellular.

Compensation of Directors

        Our board of directors amended the compensation plan (the "Non-Employee Directors' Plan") for non-employee directors in 2002. A non-employee director is a director who is not an employee of U.S. Cellular, TDS or TDS Telecom. The purpose of the Non-Employee Directors' Plan is to provide reasonable compensation to non-employee directors in connection with their services to U.S. Cellular in order to induce qualified persons to become and serve as non-employee members of our board of directors.

        The Non-Employee Directors' Plan provides that each non-employee director will receive an annual director's fee of $34,000 payable annually. The plan also provides that each non-employee director serving on the audit committee will receive an annual director's fee of $8,000, except for the chairperson, who will receive a fee of $18,000. The plan also provides that each non-employee director will receive a fee of $2,000 for serving on the stock option compensation committee except for the chairperson, who will receive a fee of $4,000. It also provides that each non-employee director will receive a fee of $1,500 for board of directors and audit committee meetings and $1,000 for stock option compensation committee meetings, plus reimbursement of reasonable out-of-pocket expenses incurred in connection with travel to, and attendance at, each regularly scheduled or special meeting.

        The Non-Employee Directors' Plan further provides that each non-employee director may elect to receive up to fifty percent (50%) of any or all of the above retainers or meeting fees for regularly scheduled meetings of the board (five per year), by the delivery of U.S. Cellular Common Shares having a fair market value as of the date of payment equal to the cash amount of the retainer or fee foregone.

        Under the Non-Employee Directors' Plan, for purposes of determining the number of Common Shares deliverable in connection with any of the foregoing elections, the fair market value of a Common Share will be the average closing price of our Common Shares as reported in the American Stock Exchange Composite Transactions section of The Wall Street Journal for the twenty trading days before the annual meeting of shareholders or the date of the board meeting, as applicable. Our board of directors has reserved 10,000 Common Shares for issuance pursuant to the Non-Employee Directors' Plan.

        Directors are also reimbursed for travel and expenses incurred in attending U.S. Cellular board and committee meetings pursuant to U.S. Cellular's travel and expense reimbursement policy.

Executive Officer Compensation Report

        This report is submitted by LeRoy T. Carlson, Jr., Chairman of U.S. Cellular, who in effect functions as the compensation committee of our board of directors, except with respect to long-term compensation, and by the stock option compensation committee.

        The Chairman, who is also the President and Chief Executive Officer of TDS, is paid by TDS and receives no compensation directly from U.S. Cellular. (See Footnote (1) to the Summary Compensation Table.)

        The stock option compensation committee currently consists of Paul-Henri Denuit and J. Samuel Crowley. The stock option compensation committee approves long-term compensation for executive officers of U.S. Cellular and is composed of members of our board of directors who are not officers or employees of TDS or U.S. Cellular or their subsidiaries.

        Our compensation policy for executive officers is intended to provide incentives for the achievement of corporate and individual performance goals and to provide compensation consistent with the financial performance of U.S. Cellular. Our policy is based on the belief that the incentive compensation performance goals for executive officers should be based on factors over which such officers have significant control and which are important to our long-term success. It is also believed that compensation paid should be appropriate in relation to our financial performance and should be sufficient to enable us to attract and retain individuals possessing the talents required for our long-term successful performance.

        Executive compensation consists of both annual and long-term compensation. Annual compensation consists of a base salary and bonus. We evaluate the base salary and bonus of each executive officer on an annual basis. Annual compensation decisions are based partly on annual performance measures, as described below. Long-term compensation is intended to compensate executives primarily for their contributions to long-term increases in shareholder value. Long-term compensation is generally provided through the grant of stock options, restricted stock and stock appreciation rights under the Long-Term Incentive Plan.

        The process of determining salary begins with establishing an appropriate salary for each officer, based on the particular duties and responsibilities of the officer, as well as salaries for comparable positions at other companies in the cellular telephone and similar industries. These other companies may include those in the peer group index described below under "Stock Performance Chart," as well as other companies in the telecommunications industry and other industries with similar characteristics. The Vice President of Human Resources of TDS and the President of U.S. Cellular provide the Chairman with information about executive compensation at other companies, as reported in proxy statements of comparable companies and salary surveys published by various organizations. The Chairman uses these sources and makes a determination of appropriate ranges for each executive officer, based on the recommendations of the President of U.S. Cellular with respect to all officers other than the President of U.S. Cellular. The base salary of each officer is set at a level considered to be appropriate in the judgment of the Chairman based on an assessment of the responsibilities and performance of such officer, taking into account our performance, that of other comparable companies, the industry, and the overall economy during the immediately preceding year. No written or formal salary survey is prepared nor is there formal documentation of the ranges considered appropriate in the judgment of the Chairman. Instead, the Chairman makes the determination of the appropriate ranges based on the information available to him. The salaries of the President and the other executive officers are believed to be at or slightly higher than the median of the range considered to be appropriate in the judgment of the Chairman.

        Annually, the nature and extent of each executive officer's personal accomplishments and contributions for the year are evaluated by our President. With regard to all executive officers other than the Chairman and the President, the President evaluates the information in terms of the personal objectives established by the President or other direct supervisor for such executive officer for the performance appraisal period. The President also makes an assessment of how well we did as a whole during the year and the extent to which the executive officer contributed to the results. Except as discussed below for the bonus program, no specific measures of performance are considered determinative in the base salary compensation decisions of executive officers. Instead, the facts and circumstances are taken into consideration by the President and the Chairman in their executive compensation decisions. Ultimately, it is the informed judgment of the Chairman based on the recommendation of the President that determines an executive's base salary based on the total mix of information rather than on any specific measures of performance.

        In addition, the executive officers participated in either the 2004 RSO (Corporate) Executive Officer Annual Bonus Plan, the 2004 RSO (Corporate) Vice President Annual Bonus Plan, or the 2004 Regional

Vice Presidents Bonus Plan (collectively the "2004 Bonus Program"). The objectives of the 2004 Bonus Program for senior corporate staff are:

  •
  to provide incentive for the corporate officers of U.S. Cellular to extend their best efforts to achieve superior results in relation to key performance targets;

  •
  to reward our corporate officers in relation to their success in meeting and exceeding these performance targets; and

  •
  to help us attract and retain talented leadership in positions of critical importance to our success.

        Under the 2004 Bonus Program, the size of the target bonus pool is increased or decreased depending on achievements with respect to the performance categories. No bonus pool is paid under the respective plan if minimum performance levels are not achieved in these categories. The total pool available for bonuses will be calculated by multiplying the sum of target bonuses for all officers by the combined percent of target attained on all five performance measures, provided however, the Chairman of U.S. Cellular at his discretion, may increase or decrease the total pool in any particular year by a percentage not to exceed 18%, in consideration of individual performance and the performance of the business taken as a whole. The President and CEO, at his discretion, determines the percentage of the calculated actual bonus that each participant will receive based on his/her assessment of the officer's individual performance for 2004. The individual performance multiplier may range from 50%-150% for each officer. The President and CEO may allocate this pool to the participants as he deems appropriate, but the sum of all officer's actual dollar awards cannot exceed the total bonus pool dollars available for 2004. The Chairman of the Board must approve all officer bonuses prior to payout. The maximum bonus is 200% of target.

        Financial personnel prepare for the President and Chairman calculations which determine whether the objective performance categories discussed above have been met, exceeded or not met in any fiscal year. The Chairman also receives numerous performance measures and financial statistics prepared by our financial personnel. This financial information includes the audited financial statements of U.S. Cellular, as well as internal financial statements such as budgets and their results, operating statistics and analyses. The Chairman is not limited in his analysis to such information, and may consider such other factual or subjective factors as he deems appropriate in making his compensation decisions.

        The base salary and bonus ranges and actual compensation of our President (chief executive officer) are determined in a manner similar to the foregoing, but with some differences. In addition to the factors described above for all executive officers in general, the Chairman considers compensation paid to chief executive officers of other comparable companies, including those which are divisions or subsidiaries of parent companies. No written or formal list of specific companies is prepared. Instead, the Chairman is provided with various sources of information about executive compensation at other companies by the Vice President of Human Resources of TDS. These sources include compensation reported in proxy statements of comparable companies and salary surveys published by various organizations. The Chairman uses these sources and makes a determination of appropriate sources, companies and ranges for the President. The base salary of the President is set within a range considered to be appropriate in the judgment of the Chairman based on an assessment of the particular responsibilities and performance of such officer, taking into account our performance (as discussed above), other comparable companies, the industry and the overall economy during the period. No written or formal salary survey is prepared nor is the range considered to be appropriate in the judgment of the Chairman formally documented. The base salary of John E. Rooney for 2003 was $592,209. The base salary of John E. Rooney for 2004 was $633,335, representing an increase of approximately 6.9%. Such salary is believed to be at or slightly higher than the median of the range considered to be appropriate in the judgment of the Chairman. The range considered to be appropriate by the Chairman is based on his informed judgment, using the information provided to him by the Vice President of Human Resources of TDS, as discussed above. The range is not based on any formal analysis nor is there any documentation of the range which the Chairman considers appropriate in making his compensation decisions for the President.

        No specific measures of performance are considered determinative in the compensation of the President. As with the other executive officers, all facts and circumstances are taken into consideration by the Chairman in his executive compensation decisions for the President. Ultimately, it is the informed judgment of the Chairman that determines the salary and bonus for the President. With respect to the President's bonus, the Chairman does consider the results of the 2004 Bonus Program and bases the amount of the bonus to a large degree upon the results of U.S. Cellular as measured by the performance objectives set by the 2004 Bonus Program. However, with respect to the President, the relationship of the bonus to such performance measures is not applied mechanically and involves a substantial amount of judgment on the part of the Chairman based on the total mix of information.

        Our performance is a determinant of the number of stock options which will be awarded and exercisable with respect to the executive officers. As indicated under the table "Individual Option Grants in 2004," the named executive officers (excluding the Chairman) received option grants from U.S. Cellular in 2004 based on the achievement of certain levels of corporate and individual performance for 2003.

        Section 162(m) of the Code. Subject to certain exceptions, section 162(m) of the Internal Revenue Code generally provides a $1 million annual limit on the amount that a publicly held corporation is allowed to deduct as compensation paid to each of the corporation's chief executive officer and the corporation's other four most highly compensated officers. We do not believe that the $1 million deduction limitation should have a material effect on us in the near future, but if that circumstance changes, we will consider ways to maximize the deductibility of executive compensation, while retaining the discretion necessary to compensate executive officers in a manner commensurate with their performance and the competitive environment for executive talent.

        The above Executive Officer Compensation Report is submitted by the Chairman of U.S. Cellular, LeRoy T. Carlson, Jr., and by Paul-Henri Denuit and J. Samuel Crowley, the members of the stock option compensation committee.

Stock Performance Chart

        The following chart graphs the performance of the cumulative total return to shareholders (stock price appreciation plus dividends) during the previous five years in comparison to returns of the Standard & Poor's 500 Composite Stock Price Index and a peer group index. The peer group index was constructed specifically for us and includes the following cellular telephone companies: ALLTEL Corp., Centennial Communications Corp. (formerly known as Centennial Cellular Corp.) (Class A), Rural Cellular Corp. (Class A), U.S. Cellular and Western Wireless Corp. (Class A). In calculating the peer group index, the returns of each company in the group have been weighted according to such company's market capitalization at the beginning of the period.

COMPARATIVE FIVE-YEAR TOTAL RETURNS*
U.S. Cellular, S&P 500, Peer Group
(Performance results through 12/31/04)

	1999	2000	2001	2002	2003	2004
U.S. Cellular	$100.00	$59.69	$44.83	$24.79	$35.17	$44.34
S&P 500	$100.00	$90.90	$80.09	$62.39	$80.29	$89.03
Peer Group	$100.00	$71.58	$65.79	$48.40	$50.87	$67.24

*
Cumulative total return assumes reinvestment of dividends.

        Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in our common stock, S&P 500, and Peer Group.

Compensation Committee Interlocks and Insider Participation

        LeRoy T. Carlson, Jr., President and Chief Executive Officer of TDS, makes annual executive compensation decisions for TDS, other than for himself. The stock option compensation committee of TDS makes annual executive compensation decisions for the President of TDS and approves long-term compensation awards for the executive officers of TDS. The TDS stock option compensation committee is comprised of members of the TDS board of directors who are not officers or employees of TDS or any of its subsidiaries and who are not directors of any TDS subsidiaries. LeRoy T. Carlson, Jr., is a member of the board of directors of TDS and U.S. Cellular. Mr. Carlson is also the Chairman of U.S. Cellular and, as such, approves annual compensation for executive officers of U.S. Cellular. He is compensated by TDS for his services to TDS and all of its subsidiaries. However, TDS is reimbursed by U.S. Cellular for a portion of Mr. Carlson's salary and bonus paid by TDS, pursuant to the intercompany agreement described below. See Footnote (1) to the Summary Compensation Table above. John E. Rooney, a director and President of U.S. Cellular, participated in executive compensation decisions for U.S. Cellular, other than for himself. Long-term compensation for executive officers is approved by our stock option compensation committee, which currently consists of Paul-Henri Denuit and J. Samuel Crowley. Our stock option compensation committee is comprised of members of our board of directors who are not officers or employees of TDS or U.S. Cellular or their subsidiaries.

        LeRoy T. Carlson, Jr. and Walter C.D. Carlson, directors of U.S. Cellular, are trustees and beneficiaries of the voting trust which controls TDS, which controls U.S. Cellular, and LeRoy T. Carlson, a director of U.S. Cellular, is a beneficiary of such voting trust. See "Security Ownership of Certain Beneficial Owners and Management." LeRoy T. Carlson, LeRoy T. Carlson, Jr., Walter C.D. Carlson and Sandra L. Helton, directors of U.S. Cellular, are also directors of TDS. See "Election of Directors." We have entered into a number of arrangements and transactions with TDS. Some of these arrangements were established at a time prior to our initial public offering when TDS owned more than 90% of our outstanding capital stock and were not the result of arm's length negotiations. There can be no assurance that such arrangements will continue or that the terms of such arrangements will not be modified in the future. If additional transactions occur in the future, there can be no assurance that the terms of such future transactions will be favorable to us or will continue to provide us with the same level of support for our financing and other needs as TDS has provided in the past. The principal arrangements that exist between U.S. Cellular and TDS are summarized below.

Exchange Agreement

        U.S. Cellular and TDS are parties to an exchange agreement dated July 1, 1987, as amended as of April 7, 1988.

        Common Share Purchase Rights; Potential Dilution.    The exchange agreement granted TDS the right to purchase additional Common Shares of U.S. Cellular sold after our initial public offering, to the extent necessary for TDS to maintain its proportionate interest in our Common Shares. For purposes of calculating TDS's proportionate interest in our Common Shares, the Series A Common Shares are treated as if converted into Common Shares. Upon notice to U.S. Cellular, TDS is entitled to subscribe to each issuance in full or in part at its discretion. If TDS decides to waive, in whole or in part, one or more of its purchase opportunities, the number of Common Shares subject to purchase as a result of subsequent issuances will be further reduced.

        If TDS elects to exercise its purchase rights, it is required to pay cash for all Common Shares issued to it by us, unless otherwise agreed. In the case of sales by us of Common Shares for cash, TDS is required to pay the same price per Common Share as the other buyers. In the case of sales for consideration other than cash, TDS is required to pay cash equal to the fair market value of such other consideration as determined by our board of directors. Depending on the price per Common Share paid by TDS upon exercise of these rights, the issuance of Common Shares by us pursuant thereto could have a dilutive effect on our other shareholders. The purchase rights described above are in addition to the preemptive rights granted to TDS as a holder of Series A Common Shares under our restated certificate of incorporation.

        Funding of License Costs.    Through the date of our initial public offering, TDS had funded or made provisions to fund all the legal, engineering and consulting expenses incurred in connection with the wireline application and settlement process and that portion of the price of cellular interests acquired by purchase that represented the cost of cellular licenses. Pursuant to the exchange agreement, as amended, TDS has agreed to fund as an additional capital contribution, without the issuance of additional stock or the payment of any other consideration to TDS, additional costs associated with the acquisition of the additional cellular interests that we had a right to acquire at the time of the initial public offering. Through December 31, 2004, TDS had funded costs totaling approximately $67.2 million. TDS is obligated under the exchange agreement to make additional capital contributions to us under certain circumstances. Currently TDS has no obligations with respect to additional capital contributions.

        RSA Rights.    Under the exchange agreement: (a) TDS retained all its rights to file applications for and obtain the wireline licenses to operate cellular systems in Rural Service Areas ("RSAs"); (b) TDS retained the right to exchange these RSA rights for additional interests in cellular systems in which we have an interest or interests in cellular systems within the same or other Metropolitan Statistical Areas ("MSAs") or in RSAs; (c) TDS retained the right to acquire telephone, paging or other non-cellular companies with interests in cellular systems; (d) TDS retained the right to acquire interests in RSAs in which we indicated we did not desire to participate; and (e) the rights referred to in (a), (b), (c) and (d) above were to remain the property of TDS unless transferred to us for appropriate consideration.

        Right of Negotiation.    For certain interests, if TDS desires to sell its interest in any RSA, TDS is required to give us the opportunity to negotiate for such interest, subject to TDS being legally able to transfer the interest free of any restrictions on its sale or transfer. If we desire to purchase any interest so offered, TDS is required to negotiate with us concerning the terms and conditions of the transaction, including the price and the method of payment. If we are unable to agree with TDS on the terms and conditions of the transaction during a 60-day negotiation period, TDS would thereafter be under no obligation to offer the interest to us, except if TDS proposed to sell the interest within a year after the end of the negotiation period at a price equal to or lower than our highest written offer during the negotiation period. In such case, we would have the right to purchase the interest at that price.

        Corporate Opportunity Arrangements.    Our restated certificate of incorporation, as amended, provides that, so long as at least 500,000 Series A Common Shares are outstanding, we may not, without the written consent of TDS, engage in any non-cellular activities. We have been informed that TDS intends to give its consent to the acquisition of any non-cellular interest that is incidental to the acquisition of a cellular interest. However, TDS could impose conditions on any such consent, including a requirement that we resell any non-cellular interest to TDS or that we give TDS the right of first refusal with respect to such sale.

        Our restated certificate of incorporation, as amended, also restricts the circumstances under which we are entitled to claim that an opportunity, transaction, agreement or other arrangement to which TDS, or any person in which TDS has or acquires a financial interest, is or should be our property. In general, so long as at least 500,000 Series A Common Shares are outstanding, we will not be entitled to any such "corporate opportunity" unless it relates solely to the construction of, the ownership of interests in, and/or the management of, cellular telephone systems, and then only if such corporate opportunity did not arise in any way as a result of the rights otherwise retained by TDS. Our restated certificate of incorporation allows us to pursue future opportunities to provide cellular service and design, consulting, engineering and construction management services for cellular telecommunications systems located outside the United States.

Tax Allocation Agreement

        We have entered into a tax allocation agreement with TDS under which we have agreed to join in filing consolidated Federal income tax returns with the TDS affiliated group unless TDS requests otherwise. Pursuant to such agreement, TDS files Federal income tax returns and pays Federal income taxes for all members of the TDS consolidated group, including U.S. Cellular and its subsidiaries. U.S. Cellular and its subsidiaries pay TDS for Federal taxes based on the amount they would pay if they were filing a separate return as their own affiliated group and were not included in the TDS group. These payments are based on the average tax rate (excluding the effect of tax credits) of the TDS affiliated group. Any deficiency in tax thereafter proposed by the IRS for any consolidated return year that involves income, deductions or credits of U.S. Cellular or its subsidiaries, and any claim for refund of tax for any consolidated return year that involves such items, will be contested or prosecuted at the sole discretion of TDS and at our expense. To the extent that any deficiency in tax or refund of tax is finally determined to be attributable to the income, deductions or credits of U.S. Cellular, such deficiency or refund will be payable by or to us. Under the tax allocation agreement, U.S. Cellular received a $36.8 million net refund from TDS for federal income taxes in 2004. In 2004, TDS waived a provision of the Tax Allocation Agreement that permitted U.S. Cellular to receive a tax benefit of $3.3 million for research tax credits.

        If we cease to be a member of the TDS affiliated group, and for a subsequent year U.S. Cellular and its subsidiaries are required to pay a greater amount of Federal income tax than they would have paid if they had not been members of the TDS group after June 30, 1987, TDS will reimburse us for the excess amount of tax, without interest. In determining the amount of reimbursement, any profits or losses from new business activities acquired by us or our subsidiaries after we leave the TDS group will be disregarded. No reimbursement will be required if at any time in the future U.S. Cellular becomes a member of another affiliated group in which U.S. Cellular is not the common parent or fewer than 500,000 Series A Common Shares are outstanding. In addition, reimbursement will not be required on account of the income of any subsidiary of U.S. Cellular if more than 50% of the voting power of such subsidiary is held by a person or group other than a person or group owning more than 50% of the voting power of TDS.

        Rules similar to those described above will be applied to any state or local franchise or income tax liabilities to which TDS and U.S. Cellular and its subsidiaries are subject and which are required to be determined on a unitary, combined or consolidated basis. Under such rules, U.S. Cellular paid a net amount of $4.7 million to TDS for such taxes in 2004.

Cash Management Agreement

        From time to time we deposit our excess cash with TDS for investment under TDS's cash management program pursuant to the terms of a cash management agreement. Such deposits are available to us on demand and bear interest each month at the 30-day commercial paper rate reported in The Wall Street Journal on the last business day of the preceding month plus 1/4%, or such higher rate as TDS may in its discretion offer on such demand deposits. We may elect to place funds for a longer period than on demand in which event, if such funds are placed with TDS, they will bear interest at the commercial paper rate for investments of similar maturity plus 1/4%, or at such higher rate as TDS may in its discretion offer on such investments.

Intercompany Agreement

        In order to provide for certain transactions and relationships between the parties, U.S. Cellular and TDS have agreed under an intercompany agreement, among other things, as follows:

        Services.    U.S. Cellular and TDS make available to each other from time to time services relating to operations, marketing, human resources, accounting, customer services, customer billing, finance, and general administration, among others. Unless otherwise provided by written agreement, services provided by TDS or any of its subsidiaries are charged and paid for in conformity with the customary practices of TDS for charging TDS's non-telephone company subsidiaries. Payments by us to TDS for such services totaled $71.8 million in 2004. For services provided to TDS, we receive payment for the salaries of our employees and agents assigned to render such services (plus 40% of the cost of such salaries in respect of overhead) for the time spent rendering such services, plus out-of-pocket expenses. Payments by TDS to us for such services were nominal in 2004.

        Equipment and Materials.    We purchase materials and equipment from TDS and its subsidiaries on the same basis as materials and equipment are purchased by any TDS affiliate from another TDS affiliate. Purchases by us from TDS affiliates totaled $7.1 million in 2004.

        Accountants and Legal Counsel.    We have agreed to engage the firm of independent registered public accountants selected by TDS for purposes of auditing our financial statements, including the financial statements of our direct and indirect subsidiaries, and providing certain other services. We have also agreed that, in any case where legal counsel is to be engaged to represent the parties for any purpose, TDS has the right to select the counsel to be engaged, which may be the same counsel selected to represent TDS unless such counsel deems there to be a conflict. If we use the same counsel as TDS, each of us and TDS is responsible for the portion of the fees and expenses of such counsel determined by such counsel to be allocable to each.

        Indemnification.    We have agreed to indemnify TDS against certain losses, claims, damages or liabilities, including those arising out of: (1) the conduct of our business (except where the loss, claim, damage or liability arises principally from TDS's gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement. TDS will similarly indemnify us with respect to: (1) the conduct by TDS of its non-cellular businesses before July 1, 1987 (except where the loss, claim, damage or liability arises principally from U.S. Cellular's gross negligence or willful misconduct); and (2) any inaccurate representation or breach of warranty under the Intercompany Agreement.

        Disposal of Company Securities.    TDS will not dispose of any of our securities held by it if such disposition would result in the loss of any license or other authorization held by us and such loss would have a material adverse effect on us.

        Transfer of Assets.    Without the prior written consent of TDS, we may not transfer (by sale, merger or otherwise) more than 15% of our consolidated assets unless the transferee agrees to become subject to the Intercompany Agreement.

Registration Rights Agreement; Other Sales of Common Shares

        Under a registration rights agreement, we have agreed, upon the request of TDS, to file one or more registration statements under the Securities Act of 1933 or take other appropriate action under the laws of foreign jurisdictions in order to permit TDS to offer and sell, domestically or abroad, any of our debt or equity securities that TDS may hold at any time. TDS will pay all costs relating thereto and any underwriting discounts and commissions relating to any such offering, except that we will pay the fees of any counsel, accountants, trustees, transfer agents or other agents retained by U.S. Cellular in connection therewith. TDS has the right to select the counsel we retain to assist it to fulfill any of its obligations under the registration rights agreement.

        There is no limitation on the number or frequency of the occasions on which TDS may exercise its registration rights, except that we will not be required to comply with any registration request unless, in the case of a class of equity securities, the request involves at least the lesser of 1,000,000 shares or 1% of the total number of shares of such class then outstanding, or, in the case of a class of debt securities, the principal amount of debt securities covered by the request is at least $5,000,000. We have also granted TDS the right to include its securities in certain registration statements covering offerings by us and will pay all costs of such offerings other than incremental costs attributable to the inclusion of our securities owned by TDS in such registration statements.

        We will indemnify TDS and its officers, directors and controlling persons against certain liabilities arising under the laws of any country in respect of any registration or other offering covered by the registration rights agreement. We have the right to require TDS to delay any exercise by TDS of its rights to require registration and other actions for a period of up to 90 days if, in our judgment, any offering by us then being conducted or about to be conducted would be materially adversely affected. TDS has further agreed that it will not include any of our securities in any registration statement filed by us which, in the judgment of the managing underwriters, would materially adversely affect any offering by us. The rights of TDS under the registration rights agreement are transferable to non-affiliates of TDS.

Insurance Cost Sharing Agreement

        Pursuant to an insurance cost sharing agreement, we and our officers, directors and employees are afforded coverage under certain insurance policies purchased by TDS. A portion of the premiums payable under each such policy is allocated by TDS to us on the same basis as premiums were allocated before the insurance cost sharing agreement was entered into, if the policies are the same as or similar to the policies in effect before the insurance cost sharing agreement was entered into, or on such other reasonable basis as TDS may select from time to time. If TDS decides to change the allocation of premiums at any time, TDS will consult with us before the change is made, but the decision as to whether to make the change will be in the reasonable discretion of TDS. We believe that the amounts payable by us under the insurance cost sharing agreement are generally more favorable than the premiums we would pay if we were to obtain coverage under separate policies. Payments made by U.S. Cellular to TDS under the Insurance Cost Sharing Agreement totaled $8.6 million in 2004.

Employee Benefit Plans Agreement

        Under an employee benefit plans agreement, our employees participate in the TDS tax-deferred savings plan. We reimburse TDS for the costs associated with such participation. In addition, we have agreed to reimburse TDS for certain costs incurred by TDS in connection with the issuance of stock under the TDS employee stock purchase plans to our employees. Payments made by U.S. Cellular to TDS under the Employee Benefit Plans Agreement totaled $0.6 million in 2004.

Other Arrangements

        The following persons are partners of Sidley Austin Brown & Wood LLP, the principal law firm of U.S. Cellular, TDS and their subsidiaries: Walter C.D. Carlson, a trustee and beneficiary of a voting trust that controls TDS and U.S. Cellular, the non-executive Chairman of the Board and member of the board of directors of TDS and a director of U.S. Cellular; William S. DeCarlo, the General Counsel of TDS and an Assistant Secretary of TDS and certain subsidiaries of TDS; and Stephen P. Fitzell, the General Counsel and Assistant Secretary of U.S. Cellular and certain subsidiaries of TDS. Walter C.D. Carlson does not provide legal services to U.S. Cellular, TDS or their subsidiaries.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

        The following table provides information as of December 31, 2004 regarding U.S. Cellular Common Shares that may be issued under equity compensation plans currently maintained by U.S. Cellular.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options and rights	(b) Weighted-average exercise price of outstanding options and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders(1)	3,119,000	$35.44	3,267,000
Equity compensation plans not approved by security holders(2)	—	—	6,000

TOTAL	3,119,000	$35.44	3,273,000

(1)
This includes the following plans that have been approved by U.S. Cellular shareholders:
Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)
2003 Employee Stock Purchase Plan	—	130,000
2003 Long-Term Incentive Plan	3,119,000	3,137,000

TOTAL	3,119,000	3,267,000

  See Note 17—Common Shareholders' Equity, in the notes to the consolidated financial statements included in our 2004 Annual Report to Shareholders for certain information about these plans, which is incorporated by reference herein.

(2)
This includes the following plans that have not been approved by U.S. Cellular shareholders:

Plan	Number of securities to be issued upon the exercise of outstanding options and rights	Number of securities remaining available for future issuance (excluding securities reflected in prior column)
Compensation Plan for Non-Employee Directors	—	6,000

        The material terms of the Compensation Plan for Non-Employee Directors are set forth above under "Compensation of Directors" and are incorporated by reference herein.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        On February 28, 2005, there were outstanding 53,411,778 Common Shares, par value $1.00 per share (excluding 1,633,907 shares held by U.S. Cellular and 22,534 shares held by a subsidiary), and 33,005,877 Series A Common Shares, par value $1.00 per share, representing a total of 86,417,655 shares of common stock. As of February 28, 2005 no shares of our Preferred Stock, par value $1.00 per share, were outstanding. Holders of outstanding Common Shares are entitled to elect 25% of the directors (rounded up to the nearest whole number) and are entitled to one vote for each Common Share held in such holder's name with respect to all matters on which the holders of Common Shares are entitled to vote at the annual meeting. The holder of Series A Common Shares is entitled to elect 75% of the directors (rounded down to the nearest whole number) and is entitled to ten votes for each Series A Common Share held in such holder's name with respect to all other matters on which the holder of Series A Common Shares is entitled to vote. Accordingly, the voting power of the Series A Common Shares with respect to matters other than the election of directors was 330,058,770 votes, and the total voting power of all outstanding shares of capital stock was 383,470,548 as of February 28, 2005.

Security Ownership of U.S. Cellular by Certain Beneficial Owners

        The following table sets forth, as of February 28, 2005, or the latest practicable date, information regarding the person(s) who beneficially own more than 5% of any class of our voting securities.

Shareholder's Name and Address	Title of Class or Series	Shares of Class or Series Owned(1)	Percent of Class or Series		Percent of Shares of Common Stock		Percent of Voting Power(2)
Telephone and Data Systems, Inc. 30 North LaSalle Street Chicago, Illinois 60602	Common Shares Series A Common Shares	37,782,826 33,005,877	70.7 100.0	% %	43.7 38.2	% %	9.9 86.1	% %
Gabelli Funds, LLC(4) One Corporate Center Rye, New York 10580	Common Shares	2,796,328	5.2%		3.2%		0.7%

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
The Series A Common Shares are convertible on a share-for-share basis into Common Shares.

(4)
Based on the most recent Schedule 13D filed with the SEC. Includes shares held by the following affiliates: Gabelli Funds, LLC—186,101 Common Shares; GAMCO Investors, Inc.—2,598,227 Common Shares; MJG Associates, Inc.—10,000 Common Shares; and Gabelli Securities, Inc.—2,000 Common Shares. In such Schedule 13D, such group reports sole or shared investment authority over 2,796,328 Common Shares and has reported sole voting power with respect to 2,598,828 Common Shares.

Security Ownership of U.S. Cellular by Management

        Several of our officers and directors indirectly hold substantial ownership interests in U.S. Cellular by virtue of their ownership of the capital stock of TDS. See "Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular" below. In addition, the following executive officers and directors and all officers and directors as a group beneficially owned the following number of our Common Shares as of February 28, 2005 or the latest practicable date:

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson	Common Shares	1,243	*	*	*
LeRoy T. Carlson, Jr.	Common Shares	—	—	—	—
John E. Rooney(3)(8)	Common Shares	270,819	*	*	*
Walter C.D. Carlson	Common Shares	3,417	*	*	*
Sandra L. Helton	Common Shares	—	—	—	—
Kenneth R. Meyers(4)(8)	Common Shares	157,593	*	*	*
J. Samuel Crowley	Common Shares	—	—	—	—
Ronald E. Daly	Common Shares	50	*	*	*
Paul-Henri Denuit	Common Shares	—	—	—	—
Harry J. Harczak, Jr.	Common Shares	542	*	*	*
Jay M. Ellison(5)	Common Shares	90,904	*	*	*
Michael S. Irizarry(6)	Common Shares	33,559	*	*	*
All directors and executive officers as a group (28 persons)(7)(8)	Common Shares	851,024	*	*	*

*
Less than 1%.

(1)
The nature of beneficial ownership is sole voting and investment power unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
Includes 196,829 Common Shares subject to options which are currently exercisable or exercisable within 60 days. Also includes shares of restricted stock which are subject to future vesting.

(4)
Includes 102,692 Common Shares subject to options which are currently exercisable or exercisable within 60 days. Also includes shares of restricted stock which are subject to future vesting. Also includes 1,000 Common Shares which are held by a trust for which Mr. Meyers is a trustee. Mr. Meyers disclaims beneficial ownership of such shares.

(5)
Includes 62,010 Common Shares subject to options which are currently exercisable or exercisable within 60 days. Also includes shares of restricted stock which are subject to future vesting.

(6)
Includes 21,400 Common shares subject to options which are currently exercisable or exercisable within 60 days. Also includes shares of restricted stock which are subject to future vesting.

(7)
Includes 589,201 Common Shares subject to options which are currently exercisable or exercisable within 60 days. Also includes shares of restricted stock which are subject to future vesting.

(8)
Includes shares as to which voting and/or investment power is shared.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16 of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder require our directors and officers, and persons who are deemed to own more than ten percent of our Common Shares, to file certain reports with the SEC with respect to their beneficial ownership of our Common Shares. The reporting persons are also required to furnish us with copies of all such reports they file.

        Based on a review of copies of such reports furnished to us by such reporting persons and written representations by our directors and officers, we believe that all filing requirements under Section 16 of the Securities Exchange Act applicable to such reporting persons during and with respect to 2004 were complied with on a timely basis with the exception of the following:

        Due to an administrative error on the part of U.S. Cellular in communicating the award of restricted shares, Jeffrey Childs filed a report on May 4, 2004 to report the award of restricted shares that was due to be filed on April 2, 2004.

Description of TDS Securities

        The authorized capital stock of TDS includes Common Shares, $.01 par value (the "TDS Common Shares"), Series A Common Shares, $.01 par value, (the "TDS Series A Shares") and Preferred Shares, $.01 par value (the "TDS Preferred Shares"). As of February 28, 2005, 51,077,908 TDS Common Shares (excluding 5,325,120 Common Shares held by TDS and 484,012 Common Shares held by a subsidiary of TDS), 6,425,099 TDS Series A Shares (representing a total of 57,503,007 shares of common stock) and 38,645 TDS Preferred Shares were outstanding.

        The TDS Series A Shares have ten votes per share, and TDS Common Shares and TDS Preferred Shares have one vote per share, for total voting power of 115,367,543 votes at February 28, 2005. The holders of TDS Series A Shares, TDS Common Shares and TDS Preferred Shares vote as a single group, except with respect to matters as to which the Delaware General Corporation Law grants class voting rights and with respect to the election of directors. With respect to the election of directors, the holders of TDS Common Shares are entitled to elect 25% of the directors of TDS, rounded up to the nearest whole number, plus one director, and the holders of TDS Series A Shares and TDS Preferred Shares, voting as a group, are entitled to elect the remaining members of the board of directors of TDS.

Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular

        The following table sets forth the number of TDS Common Shares and TDS Series A Shares beneficially owned by each director of U.S. Cellular, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of U.S. Cellular as a group as of February 28, 2005 or the latest practicable date.

Name of Individual or Number of Persons in Group	Title of Class or Series	Amount and Nature of Beneficial Ownership(1)	Percent of Class or Series	Percent of Shares of Common Stock	Percent of Voting Power(2)
LeRoy T. Carlson, Jr., Walter C.D. Carlson, Letitia G. Carlson, M.D., and Prudence E. Carlson(3)	TDS Series A Shares	6,064,150	94.3%	10.5%	52.6%
LeRoy T. Carlson(4)	TDS Common Shares TDS Series A Shares	260,049 52,560	* *	* *	* *
LeRoy T. Carlson, Jr.(5)	TDS Common Shares TDS Series A Shares	478,739 17,741	* *	* *	* *
Walter C.D. Carlson(6)	TDS Common Shares TDS Series A Shares	3,925 870	* *	* *	* *
Sandra L. Helton(7)	TDS Common Shares	186,640	*	*	*
John E. Rooney	TDS Common Shares	1,050	*	*	*
Kenneth R. Meyers	TDS Common Shares	1,831	*	*	*
J. Samuel Crowley	—	—	—	—	—
Ronald E. Daly	—	—	—	—	—
Paul-Henri Denuit	—	—	—	—	—
Harry J. Harczak, Jr.	—	—	—	—	—
Jay M. Ellison	—	—	—	—	—
Michael S. Irizarry	—	—	—	—	—
All directors and executive officers as a group (29 persons)(8)	TDS Common Shares	932,930	1.8%	1.6%	*
	TDS Series A Shares	6,135,321	95.5%	10.7%	53.2%

*
Less than 1%

(1)
The nature of beneficial ownership is sole voting and investment power, unless otherwise specified.

(2)
Represents voting power in matters other than the election of directors.

(3)
The shares of TDS listed are held by the persons named as trustees under a voting trust which expires June 30, 2035, created to facilitate long-standing relationships among the trust certificate holders. Under the terms of the voting trust, the trustees hold and vote the TDS Series A Shares of TDS held in the trust. If the voting trust were terminated, the following individuals, directly or indirectly, would each be deemed to own beneficially over 5% of the outstanding TDS Series A Shares: LeRoy T. Carlson, Jr., Catherine Mouly (wife of LeRoy T. Carlson, Jr.), Walter C.D. Carlson, Prudence E. Carlson, Richard Beckett (husband of Prudence E. Carlson), and Letitia G. Carlson, M.D..

(4)
Includes 228,882 TDS Common Shares that Mr. LeRoy T. Carlson may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days, and 52,560 TDS Series A Shares held by Mr. Carlson's wife. Beneficial ownership is disclaimed as to the shares held by Mr. Carlson's wife. Does not include 32,697 TDS Series A Shares held for the benefit of Mr. LeRoy T. Carlson or 187,202 TDS Series A Shares held for the benefit of Mr. Carlson's wife (an aggregate of 224,443 shares, or 3.5% of class) in the voting trust described in footnote (3) above. Beneficial ownership is disclaimed as to TDS Series A Shares held for the benefit of his wife and grandchildren in such voting trust.

(5)
Includes 1,145 TDS Common Shares and 5,226 TDS Series A Shares held by Mr. Carlson's wife outside the voting trust. Includes 457,838 TDS Common Shares that Mr. LeRoy T. Carlson, Jr. may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days. Does not include 1,809,490 TDS Series A Shares (28.2% of class) held in the voting trust referred to in footnote (3) above, of which 174,928 shares are held for the benefit of Mr. LeRoy T. Carlson, Jr. and 1,542,592 shares are held by family partnerships, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 91,970 TDS Series A Shares held for the benefit of his wife, his children and others in such voting trust.

(6)
Does not include 1,884,126 TDS Series A Shares (29.3% of class) held in the voting trust referred to in footnote (3) above, of which 1,090,442 shares are held for the benefit of Mr. Walter C.D. Carlson and 679,899 shares are held by a family partnership, of which Mr. Carlson is a general partner. Beneficial ownership is disclaimed with respect to an aggregate of 113,786 TDS Series A Shares held for the benefit of his wife and children in such voting trust.

(7)
Includes 183,410 TDS Common Shares that Ms. Helton may purchase pursuant to stock options which are currently exercisable or exercisable within 60 days.

(8)
Includes 870,130 shares subject to stock options exercisable on February 28, 2005 or within 60 days thereof.

Security Ownership of TDS by Certain Beneficial Owners

        In addition to the persons listed under "Beneficial Ownership of TDS by Directors and Executive Officers of U.S. Cellular," the following table sets forth, as of February 28, 2005, or the latest practicable date, information regarding the persons who own beneficially more than 5% of any class of the voting securities of TDS. The nature of beneficial ownership in this table is sole voting and investment power, except as otherwise set forth in the footnotes.

Shareholder's Name and Address	Title of Class or Series	Shares of Class or Series Owned	Percent of Class	Percent of Shares of Common Stock	Percent of Voting Power(1)
Southeastern Asset Management, Inc.(2) 6410 Poplar Ave., Suite 900 Memphis, TN 38119	Common Shares	11,622,457	22.8%	20.2%	10.1%
Capital Research and Management Company(3) 333 South Hope Street Los Angeles, CA 90071	Common Shares	5,841,400	11.4%	10.2%	5.1%
Gabelli Funds, LLC(4) One Corporate Center Rye, New York 10580	Common Shares	4,321,781	8.5%	7.5%	3.7%
Wallace R. Weitz & Company(5) 1125 South 103rd Street, Suite 600 Omaha, Nebraska 68124-6008	Common Shares	2,617,900	5.1%	4.6%	2.3%
Bennet Miller Lafayette, Indiana 47905(6)	Preferred Shares	30,000	77.6%	N/A	*

*
Less than 1%

(1)
Represents voting power in matters other than the election of directors.

(2)
Based a Schedule 13D/A filed with the SEC dated February 18, 2005,, Southeastern Asset Management reports that it has sole power to vote or direct the vote of 5,941,957 Common Shares and shared power to vote 3,598,500 Common Shares. Southeastern Asset Management reports that it has sole power to dispose or to direct the disposition of 8,014,957 Common Shares and shared power to dispose or direct the disposition of 3,598,500 Common Shares, and no power of disposition with respect to 9,000 Common Shares.

(3)
Based on a Schedule 13G (Amendment No. 1) filed with the SEC on February 14, 2005. In such Schedule 13G, Capital Research and Management Company reports no sole or shared voting power and reports sole power to dispose or to direct the disposition of 5,841,400 Common Shares.

(4)
Based upon a Schedule 13D (Amendment No. 11) filed with the SEC. Includes Common Shares held by the following affiliates: GAMCO Investors, Inc.—2,705,502 Common Shares; Gabelli Funds, LLC—1,608,779 Common Shares; Gabelli Group Capital Partners, Inc.—4,000 Common Shares; Mario J. Gabelli—2,500 Common Shares; and Gabelli Securities, Inc.—1,000 Common Shares. In such Schedule 13D, such group reports sole or shared investment authority over 4,321,781 Common Shares and has reported sole voting power with respect to 4,117,781 Common Shares.

(5)
Based on the most recent Schedule 13G (Amendment No. 3) filed with the SEC, Wallace R. Weitz & Company reports that it has sole or shared power to vote or direct the vote of 2,602,500 Common Shares and sole or shared power to dispose or to direct the disposition of 2,617,900 Common Shares.

(6)
Represents Series TT Preferred Shares.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        See "Executive Compensation—Compensation Committee Interlocks and Insider Participation."

SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING

        Proposals of shareholders intended to be included in USM's proxy statement and form of proxy relating to the 2006 annual meeting of shareholders must be received by USM at its principal executive offices not later than December 6, 2005.

        Proposals by shareholders intended to be presented at the 2006 annual meeting of shareholders must be received by USM at its principal executive offices not earlier than December 6, 2005 and not later than January 5, 2006 for consideration at the 2006 annual meeting of shareholders.

        Because December 6, 2005 will be at least 45 days prior to April 5, 2006, the approximate date of the proxy statement for the 2006 annual meeting, the proxy solicited by the Board of Directors for the 2006 annual meeting will confer discretionary authority to vote on any matter that may properly come before such meeting or any adjournment thereof, other than with respect to proposals that are included in the proxy statement relating to such meeting.

SOLICITATION OF PROXIES

        Your proxy is being solicited by our board of directors and its agents and the cost of solicitation will be paid by U.S. Cellular. Our officers, directors and regular employees, acting on our behalf, may also solicit proxies by telephone, facsimile transmission or personal interview. We will, at our expense, request brokers and other custodians, nominees and fiduciaries to forward proxy soliciting material to the beneficial owners of shares of record by such persons. We retained Georgeson Shareholder Communications Inc. to aid in solicitation of proxies for a fee of $3,000, plus out-of-pocket expenses.

FINANCIAL INFORMATION

        We will furnish you without charge a copy of our report on Form 10-K for the fiscal year ended December 31, 2004, including the financial statements and the schedules thereto, upon written or oral request of any shareholder as of the record date, and will provide copies of the exhibits to any such documents upon payment of a reasonable fee that will not exceed our reasonable expenses incurred in connection therewith. Requests for such materials should be directed to United States Cellular Corporation, 8410 West Bryn Mawr Avenue, Suite 700, Chicago, Illinois 60631, Attention: External Reporting Department, Telephone: (773) 399-8900.

OTHER BUSINESS

        It is not anticipated that any action will be asked of the shareholders other than that set forth above, but if other matters are properly brought before the annual meeting, the persons named in the proxy will vote in accordance with their best judgment.

By order of the board of directors

KEVIN C. GALLAGHER Vice President and Corporate Secretary

You are urged to sign, date
and mail your proxy promptly.

EXHIBIT A

Audit Committee of the Board of Directors
of United States Cellular Corporation

CHARTER*

I.
PURPOSE:

        The purpose of the Audit Committee shall be to assist the Board of Directors of the Company in fulfilling its oversight responsibilities with respect to the quality, integrity and annual independent audit of the Company's financial statements and other matters set forth herein.

II.
COMPOSITION/ELIGIBILITY:

        The Audit Committee shall be comprised of directors who shall satisfy the independence and other requirements of the American Stock Exchange (the "AMEX"), as well as other applicable requirements for audit committee service imposed by the Securities Exchange Act of 1934, as amended (the "Act"), or the rules of the Securities and Exchange Commission (the "SEC"). Determination as to whether a particular director satisfies the requirements for membership on the Audit Committee shall be made by the Board of Directors.

III.
EXTERNAL ADVISERS

        The Audit Committee shall have authority to engage independent counsel and other advisers as it deems necessary to carry out its duties. The Audit Committee shall also have authority to obtain advice and assistance from any officer or employee of the Company.

IV.
FUNDING

        The Company shall provide appropriate funding, as determined by the Audit Committee, for payment of (i) compensation to the Company's independent public accountants as well as any other accounting firm engaged to perform audit, review or attest services for the Company, (ii) any independent counsel or other adviser retained by the Audit Committee and (iii) ordinary administrative expenses of the Audit Committee that are necessary or appropriate in carrying out its duties. The Audit Committee shall promptly report to the Board of Directors its engagement of any adviser, including the scope and terms of such engagement.

V.
FUNCTIONS:

The Audit Committee shall:

  1.
  meet as often as it determines, but not less frequently than quarterly;

  2.
  be directly responsible for the appointment, compensation, retention and oversight of the work of the Company's independent public accountants (including resolution of disagreements between management and the independent public accountants regarding financial reporting) and the independent public accountants shall report directly to the Audit Committee;

  3.
  ensure receipt of an annual formal written statement from the Company's independent public accountants delineating all relationships between the independent public accountants and the Company and discuss with the independent public accountants any such relationships that may impact the objectivity and independence of the independent public accountants; and take appropriate action to oversee the independence of the independent public accountants;

  4.
  obtain and review annually, prior to the filing of the Company's Annual Report on Form 10-K, a report from the independent public accountants describing (a) all critical accounting policies and practices used or to be used in the annual audit of the Company's year-end financial statements (the "Annual Audit"), (b) all alternative treatments within generally accepted accounting principles for policies and practices related to material items that have been discussed with management, including ramifications of the use of such alternative disclosures and treatments, and the treatment preferred by the independent public accountants, and (c) other material written communications between the independent public accountants and management, such as any management letter or schedule of unadjusted differences, and discuss with the independent public accountants any material issues raised in such report;

  5.
  be responsible for the preapproval of all audit services and permissible non-audit services to be provided to the Company by the independent public accountants, subject to any exceptions provided in the Act and the rules of the SEC promulgated thereunder (it being understood that the Audit Committee may delegate to one or more of its members the authority to grant such preapprovals, provided that any preapproval granted by such member or members must be presented to the full Audit Committee at its next scheduled meeting);

  6.
  review, in consultation with the independent public accountants, the internal auditing staff of the Company, and such other advisors as the Audit Committee may deem necessary, the scope, purpose and procedures of the overall audit plans of the internal auditing staff and the independent public accountants, review the results thereof and take any necessary actions in connection therewith;

  7.
  review external and internal audit reports of the Company;

  8.
  consult with the independent public accountants, senior management, the internal auditing staff of the Company and such other advisers as the Audit Committee may deem necessary regarding their evaluation of the adequacy of the Company's "internal controls over financial reporting" and "disclosure controls and procedures" (as such terms are defined by the SEC), and make specific recommendations to the Board of Directors in connection therewith;

  9.
  assure the regular rotation of the lead audit partner and the concurring partner every five years (with a five year time-out period after each rotation), and the regular rotation of other audit partners, engaged in the Annual Audit, every seven years (with a two year time-out period after each rotation) or as otherwise required by law or the rules of the AMEX;

  10.
  review recommendations made by the independent public accountants and the internal auditing staff of the Company, report to the Board of Directors with respect thereto and with respect to external and internal audit reports of the Company, and take any necessary actions in connection therewith;

  11.
  review legal and regulatory matters that may have a material impact on the financial statements;

  12.
  review and concur annually with the Company's Code of Business Conduct, the Company's Code of Ethics for Board of Directors and the Company's program to monitor compliance with those Codes;

  13.
  meet with the independent public accountants, the internal auditing staff of the Company, management, and the General Counsel of the Company in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately with the Audit Committee;

  14.
  review and discuss with the independent public accountants and management the Company's annual audited financial statements (including the MD&A) and recommend to the Board of Directors the inclusion of the Company's audited financial statements in its Form 10-K;

  15.
  review and discuss with the independent public accountants and management the Company's quarterly unaudited financial statements prior to the publication of the Company's earnings release and prior to the inclusion of such financial statements (including the MD&A) in the Company's Form 10-Q;

  16.
  prior to the filing of each Form 10-Q and the Form 10-K, be available to discuss with the independent public accountants the matters required to be discussed by Statement on Auditing Standards No. 61 and other matters that should be communicated to the Audit Committee under the professional standards of the American Institute of Certified Public Accountants;

  17.
  be responsible for the review and oversight of all related-party transactions, as such term is defined by the rules of the AMEX;

  18.
  establish procedures for (i) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls, or auditing matters and (ii) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters, and review periodically with management these procedures and, if appropriate, any significant complaints received, to the extent required by the Act, the rules of the SEC or the AMEX;

  19.
  prepare a report to shareholders as required by the SEC and the AMEX;

  20.
  review and concur on the appointment, retention and dismissal of the head of the Company's Internal Audit function and provide oversight of such person; it being understood that in carrying out these duties the Audit Committee may rely on management for recommendations of candidates to head the Internal Audit function;

  21.
  provide ongoing oversight and annual performance evaluation with respect to the Internal Audit activities, including, annual review of the scope of the Internal Audit plan, review of the qualifications of the personnel providing Internal Audit services and ensuring that sufficient resources are available to the Internal Audit group;

  22.
  review and reassess the adequacy of this Charter on an annual basis;

  23.
  review and evaluate at least annually its own performance and effectiveness; and

  24.
  perform such other duties as the Board of Directors shall from time to time assign to it.

VI.
LIMITATIONS:

        While the Audit Committee has the functions set forth in this Charter, it is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company's financial statements are complete and accurate or are in accordance with generally accepted accounting principles. The Company's management is principally responsible for Company accounting policies, the preparation of the financial statements and ensuring that the financial statements are prepared in accordance with generally accepted accounting principles. The Company's independent public accountants are responsible for auditing the Company's financial statements.

        In its oversight capacity, the Audit Committee is neither intended nor equipped to guarantee with certainty to the full Board of Directors and stockholders the accuracy and quality of the Company's financial statements and accounting practices. Nor is it the duty of the Audit Committee to assure the Company's compliance with laws and regulations or compliance with the Company's Code of Business Conduct or the Board of Directors' compliance with the Company's Code of Ethics for Board of Directors. The primary responsibility for these matters also rests with the Company's management. The Audit Committee can do no more than rely upon information it receives, questions and assesses in fulfilling its functions.

        The Board of Directors and the Audit Committee also recognize that meeting the responsibilities of an Audit Committee requires a degree of flexibility. To the extent that procedures included in this Charter go beyond what is required of an Audit Committee by existing law and regulation, such procedures are meant to serve as guidelines rather than inflexible rules and the Audit Committee is encouraged to adopt such different or additional procedures as it deems necessary from time to time to fulfill its functions.

* * * * * *

*
As adopted by the Board of Directors on December 21, 2004

EXHIBIT B

UNITED STATES CELLULAR CORPORATION
2005 LONG-TERM INCENTIVE PLAN

ARTICLE I
PURPOSE

        This United States Cellular Corporation 2005 Long-Term Incentive Plan (the "Plan") is an amendment and restatement of the United States Cellular Corporation 2003 Long-Term Incentive Plan. The purposes of the Plan are (i) to align the interests of the stockholders of the Company and the key executive and management employees of the Company and certain of its Affiliates by increasing the proprietary interest of such employees in the Company's growth and success, (ii) to advance the interests of the Company by attracting and retaining such key executive and management employees of the Company and such Affiliates, and (iii) to motivate such employees to act in the long-term best interests of the Company's stockholders.

ARTICLE II
DEFINITIONS

        For purposes of the Plan, the following capitalized terms shall have the meanings set forth in this Article.

        2.1    "Affiliate" shall mean (i) TDS, (ii) a Person of which the Company or TDS directly or indirectly owns or controls shares or securities or other interests having combined voting power sufficient to permit the Company or TDS to elect at least a majority of the members of the board of directors or other governing body of such Person or (iii) a corporation at least 50% of whose outstanding stock or the combined voting power of such outstanding stock is owned directly or indirectly by the Company or by TDS.

        2.2    "Agreement" shall mean a written agreement evidencing an award granted hereunder between the Company and the recipient of such award.

        2.3    "Board" shall mean the Board of Directors of the Company.

        2.4    "Bonus Year" shall mean the calendar year for which an annual bonus is payable.

        2.5    "Code" shall mean the Internal Revenue Code of 1986, as amended.

        2.6    "Committee" shall mean a committee designated by the Board consisting of one or more members of the Board, each of whom is an "outside director" within the meaning of section 162(m) of the Code and a "Non-Employee Director" within the meaning of Rule 16b 3 under the Exchange Act.

        2.7    "Common Stock" shall mean the class of shares of the Company designated as "Common Shares" in its Certificate of Incorporation.

        2.8    "Company" shall mean United States Cellular Corporation, a Delaware corporation, or any successor thereto.

        2.9    "Company Match" shall mean an amount credited to an employee's Deferred Compensation Account pursuant to Section 8.2(b) hereof based on the deferred portion of the employee's annual bonus for a Bonus Year.

        2.10    "Deferred Compensation Account" shall mean a book reserve maintained by the Company for the purpose of measuring the amount of deferred compensation payable to an employee with respect to the deferred portion of the employee's annual bonus for a Bonus Year.

        2.11    "Disability" shall mean a total physical disability which, in the Committee's judgment, prevents an employee from performing substantially such employee's employment duties and responsibilities for a continuous period of at least six months.

        2.12    "Employer" shall mean the Company, USCC Payroll Corporation, and any Affiliate selected by the Committee and approved by the Board.

        2.13    "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

        2.14    "Fair Market Value" of a share of Stock shall mean its closing sale price on the principal national stock exchange on which the Stock is traded on the date as of which such value is being determined, or, if there shall be no reported sale for such date, on the next preceding date for which a sale was reported; provided that if Fair Market Value for any date cannot be so determined, Fair Market Value shall be determined by the Committee by whatever means or method as the Committee, in the good faith exercise of its discretion, shall at such time deem appropriate.

        2.15    "Free-Standing SAR" shall mean an SAR which is not granted in tandem with, or by reference to, an option, which entitles the holder thereof to receive, upon exercise, shares of Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the base price of such SAR, multiplied by the number of such SARs which are exercised.

        2.16    "Incentive Stock Option" shall mean an option to purchase shares of Stock which meets the requirements of section 422 of the Code (or any successor provision) and which is designated as intended to constitute an Incentive Stock Option.

        2.17    "Legal Representative" shall mean a guardian, legal representative or other person acting in a similar capacity with respect to an award holder.

        2.18    "Mature Shares" shall mean previously-acquired shares of Stock for which the holder thereof has good title, free and clear of all liens and encumbrances, and which such holder either (i) has held for at least six months (or such shorter period as the Committee may permit, provided that such shorter period will not require the Company to recognize an increased compensation expense under applicable accounting principles) or (ii) has purchased on the open market.

        2.19    "Non-Qualified Stock Option" shall mean an option to purchase shares of Stock which is not an Incentive Stock Option.

        2.20    "Performance Award" shall mean a right, contingent upon the attainment of specified Performance Measures within a specified Performance Period, to receive payment in cash or in shares of Stock of a specified amount.

        2.21    "Performance Measures" shall mean the criteria and objectives, established by the Committee, which shall be satisfied or met (i) as a condition to the grant or exercisability of all or a portion of an option or SAR, (ii) as a condition to the grant of a Restricted Stock Award or a Restricted Stock Unit Award or (iii) during the applicable Restriction Period or Performance Period as a condition to the holder's receipt, in the case of a Restricted Stock Award, of the shares of Stock subject to such award, or, in the case of a Restricted Stock Unit Award or Performance Award, of the shares of Stock subject to such award or the cash amount payable with respect to such award (or a combination thereof). To the extent necessary for an award to be qualified performance-based compensation within the meaning of section 162(m) of the Code, such criteria and objectives shall include one or more of the following: the attainment by a share of Stock of a specified Fair Market Value for a specified period of time, earnings per share, return to stockholders (including dividends), return on assets, return on equity, return on capital, customer satisfaction, gross customer additions, net customer additions, sales and marketing cost per gross customer addition, customer defections, earnings, revenues, average revenue per customer unit, market share, cash flow or cost reduction goals, or any combination of the foregoing. If the Committee desires that compensation payable pursuant to any award subject to Performance Measures be qualified performance-based compensation within the meaning of section 162(m) of the Code, the Performance Measures (i) shall be established in writing by the Committee no later than 90 days after the beginning of the Performance Period or Restriction Period, as applicable (or such other time designated by the Internal Revenue Service) and (ii) shall satisfy all other applicable requirements imposed under Treasury Regulations promulgated under section 162(m) of the Code, including the requirement that such Performance Measures be stated in terms of an objective formula or standard.

Subject to section 162(m) of the Code with respect to an award that is intended to be qualified performance-based compensation, the Committee, in its sole discretion, may amend or adjust the Performance Measures or other terms and conditions of an outstanding award in recognition of unusual or nonrecurring events affecting the Company or its financial statements or changes in law or accounting principles.

        2.22    "Performance Period" shall mean a period designated by the Committee during which Performance Measures shall be measured.

        2.23    "Permitted Transferee" shall mean (i) an award holder's spouse, (ii) any of the award holder's lineal descendants, lineal ancestors or siblings, (iii) the award holder's mother-in-law or father-in-law, or any son-in-law, daughter-in-law, brother-in-law or sister-in-law, (iv) a trust of which one or more of the Persons described in clauses (i), (ii) or (iii) are the only beneficiaries during the term the award is held by a Permitted Transferee, (v) a partnership in which no Person is a partner other than the award holder or one or more of the Persons described in clauses (i)-(vii) hereof, (vi) a limited liability company in which no Person is a member other than the award holder or one or more of the Persons described in clauses (i)-(vii) hereof, or (vii) any other Person approved in writing by the Committee prior to any transfer of an award, provided that any Person described in clauses (i)-(vii) hereof has entered into a written agreement with the Company to withhold shares of Stock which would otherwise be delivered, or an amount of cash which would otherwise be payable, to such Person to satisfy any federal, state, local or other taxes that may be required to be withheld or paid in connection with such award in the event that the award holder does not provide for an arrangement satisfactory to the Company to assure that such taxes will be paid.

        2.24    "Person" shall mean any individual, group, firm, corporation, general partnership, limited partnership, limited liability partnership, limited liability company, joint venture, association, trust or other entity.

        2.25    "Restricted Stock" shall mean shares of Stock which are subject to a Restriction Period.

        2.26    "Restricted Stock Award" shall mean an award of Restricted Stock.

        2.27    "Restricted Stock Unit" shall mean a right which entitles the holder thereof to receive, upon vesting, a share of Stock or cash equal to the Fair Market Value of a share of Stock on the date of vesting.

        2.28    "Restricted Stock Unit Award" shall mean an award of Restricted Stock Units.

        2.29    "Restriction Period" shall mean a period designated by the Committee during which (i) the Stock subject to a Restricted Stock Award shall not be sold, transferred, assigned, pledged, hypothecated or otherwise encumbered or disposed of, except as provided in the Plan or the Agreement relating to such award, or (ii) the restrictions applicable to a Restricted Stock Unit Award shall remain in effect.

        2.30    "SAR" shall mean a stock appreciation right, which may be a Free-Standing SAR or a Tandem SAR.

        2.31    "Stock" shall mean Common Stock and any other equity security which (i) is designated by the Board to be available for awards under the Plan or (ii) becomes available for awards under the Plan by reason of a conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event or any distribution to holders of shares of Common Stock.

        2.32    "Tandem SAR" shall mean an SAR which is granted in tandem with, or by reference to, an option (including a Non-Qualified Stock Option granted prior to the date of grant of the SAR), which entitles the holder thereof to receive, upon exercise of such SAR and surrender for cancellation of all or a portion of such option, shares of Stock (which may be Restricted Stock), cash or a combination thereof with an aggregate value equal to the excess of the Fair Market Value of one share of Stock on the date of exercise over the base price of such SAR, multiplied by the number of shares of Stock subject to such option, or portion thereof, which is surrendered.

        2.33    "TDS" shall mean Telephone and Data Systems, Inc., a Delaware corporation.

ARTICLE III
ELIGIBILITY AND ADMINISTRATION

        3.1    Eligibility.    Participants in the Plan shall consist of such key executive and management employees of the Employers as the Committee in its sole discretion may select from time to time. The Committee's selection of an employee to participate in the Plan at any time shall not require the Committee to select such employee to participate in the Plan at any other time.

        3.2    Administration.    The Plan shall be administered by the Committee. Any one or a combination of the following awards may be made under the Plan to eligible persons: (i) options to purchase shares of Stock in the form of Incentive Stock Options or Non-Qualified Stock Options, (ii) SARs in the form of Tandem SARs or Free-Standing SARs, (iii) Restricted Stock Awards, (iv) Restricted Stock Unit Awards, (v) Performance Awards and (vi) Company Match awards. The Committee shall, subject to the terms of the Plan, select eligible persons for participation in the Plan and determine the form, amount and timing of each award to such persons and, if applicable, the number of shares of Stock, the number of SARs and the number of Restricted Stock Units subject to such an award, the exercise or base price associated with the award, the time and conditions of exercise or settlement of the award and all other terms and conditions of the award, including, without limitation, the form of the Agreement evidencing the award. Notwithstanding any other provision of the Plan, the approval by the full Board, including the affirmative vote of a majority of the members of the Committee, shall be required with respect to any grant of stock options, Restricted Stock Awards, Restricted Stock Unit Awards or similar stock-based compensation if the number of Common Shares which could be issued pursuant to such award, when added to the then currently outstanding Common Shares plus the number of Common Shares then subject to purchase or receipt pursuant to all grants of stock options, employee stock purchase plans, restricted stock or restricted stock unit awards and any other plan or program pursuant to which Common Shares of the Company have been optioned or granted, whether vested or not, would result in the Company no longer satisfying the eligibility requirements, under Section 1504 of the Code, to file a consolidated tax return with TDS.

        The Committee may, in its sole discretion and for any reason at any time, subject to the requirements imposed under section 162(m) of the Code and regulations promulgated thereunder in the case of an award intended to be qualified performance-based compensation, take action such that (A) any or all outstanding options and SARs shall become exercisable in part or in full, (B) all or a portion of the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award shall lapse, (C) all or a portion of the Performance Period applicable to any outstanding Performance Award shall lapse, (D) the Performance Measures applicable to any outstanding award (if any) shall be deemed to be satisfied at the maximum or any other level and (E) all or a portion of the amount in a Deferred Compensation Account attributable to a Company Match shall vest. The Committee shall, subject to the terms of the Plan, interpret the Plan and the application thereof, establish rules and regulations it deems necessary or desirable for the administration of the Plan and may impose, incidental to the grant of an award, conditions with respect to the award, such as limiting competitive employment or other activities. All such interpretations, rules, regulations and conditions shall be final, binding and conclusive.

          (a)    Delegation.    To the extent legally permissible, the Committee may delegate some or all of its power and authority hereunder to the chairman of the Board or an executive officer of the Company as the Committee deems appropriate; provided, however, that the Committee may not delegate its power and authority with regard to (i) the selection for participation in the Plan of (A) an employee who is the chief executive officer of the Company (or is acting in such a capacity), one of the four highest compensated officers of the Company (other than the chief executive officer), or any other person deemed to be a "covered employee" within the meaning of section 162(m) of the Code or who, in the Committee's judgment, is likely to be a covered employee at any time during the period an award to be granted to such employee may result in taxable income to the employee, or (B) an officer or other person subject to section 16 of the Exchange Act, or (ii) decisions concerning the timing, pricing or amount of an award granted to such an employee, officer or other person.

          (b)    Indemnification.    No member of the Board or Committee nor any executive officer to whom the Committee shall delegate any of its power and authority hereunder shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and each member of the Board and the Committee and each executive officer who is designated by the Committee to exercise any power or authority hereunder shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including attorneys' fees) arising therefrom to the full extent permitted by law, except as otherwise may be provided in the Company's Certificate of Incorporation or by-laws, and under any directors' and officers' liability insurance which may be in effect from time to time.

        3.3   Shares Available.

          (a)   Subject to adjustment as provided in Section 9.8, 7,000,000 shares of Common Stock shall be available under the Plan. Such shares of Common Stock and shares of each other class of Stock which is available under the Plan shall be reduced by the sum of the aggregate number of shares of such Stock subject to outstanding awards under the Plan.

          (b)   To the extent that shares of Stock subject to an outstanding award granted under this Plan are not issued or delivered to the holder of the award or are returned to the Company by the holder of the award by reason of (i) the expiration, termination, cancellation or forfeiture of such award, (ii) the settlement of such award in cash or (iii) the delivery or withholding of shares of Stock to pay all or a portion of the exercise price of an award, if any, or to satisfy all or a portion of the tax withholding obligations relating to an award, then such shares of Stock shall again be available under the Plan.

          (c)   Shares of Stock to be delivered under the Plan shall be made available from authorized and unissued shares of Stock, or authorized and issued shares of Stock reacquired and held as treasury shares or otherwise or a combination thereof.

          (d)   To the extent necessary for an award to be qualified performance-based compensation under section 162(m) of the Code and the regulations thereunder, (i) the maximum number of shares of Stock with respect to which options or SARs or a combination thereof may be granted during any calendar year to any employee shall be 175,000, subject to adjustment as provided in Section 9.8, (ii) the maximum number of shares of Stock with respect to which Restricted Stock Awards or Restricted Stock Unit Awards subject to Performance Measures (or a combination thereof) may be granted during any calendar year to any employee shall be 50,000, subject to adjustment as provided in Section 9.8 and (iii) the maximum amount that may be paid to any employee under a Performance Award for any Performance Period shall not exceed 50,000 shares of Stock (subject to adjustment as provided in Section 9.8), or the Fair Market Value thereof if paid in cash.

          (e)   Subject to adjustment as provided in Section 9.8, the maximum aggregate number of shares of Stock that may be issued under the Plan in connection with Incentive Stock Options is 7,000,000.

ARTICLE IV
STOCK OPTIONS AND STOCK APPRECIATION RIGHTS

        4.1    Stock Options.    The Committee may, in its discretion, grant options to purchase shares of Stock to such eligible employees as may be selected by the Committee. Each option, or portion thereof, that is not an Incentive Stock Option shall be a Non-Qualified Stock Option. An Incentive Stock Option may not be granted to any person who is not an employee of the Company or any related corporation (as defined in Treasury Regulation §1.421-1(i)(2)). Each Incentive Stock Option shall be granted within ten years of the date this amended and restated Plan is adopted by the Board. To the extent that the aggregate Fair Market Value (determined as of the date of grant) of shares of Stock with respect to which options designated as Incentive Stock Options are exercisable for the first time by an option holder during any calendar year (under the Plan or any other plan of the Company or any related corporation (as defined in Treasury Regulation §1.421-1(i)(2)) exceeds the amount (currently $100,000) established by the Code, such options shall constitute Non-Qualified Stock Options. Options shall be subject to the terms and conditions set forth in Sections 4.1 through 4.4 hereof and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

        4.2    Number of Shares and Purchase Price.    The number of shares of Stock subject to an option and the purchase price per share of Stock purchasable upon exercise of the option shall be determined by the Committee; provided, however, that the purchase price per share of Stock purchasable upon exercise of either an Incentive Stock Option or a Non-Qualified Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date such option is granted; provided further, that if an Incentive Stock Option shall be granted to an employee who owns capital stock possessing more than ten percent of the total combined voting power of all classes of capital stock of the Company (or of any related corporation (as defined in Treasury Regulation §1.421-1(i)(2)) ("Ten Percent Holder"), the purchase price per share of Stock shall not be less than the price (currently 110% of Fair Market Value) required by the Code in order for the option to constitute an Incentive Stock Option.

        4.3    Option Period and Exercisability.    The period during which an option may be exercised shall be determined by the Committee; provided, however, that no Incentive Stock Option shall be exercised later than ten years after its date of grant; provided further, that if an Incentive Stock Option shall be granted to a Ten Percent Holder, such option shall not be exercised later than five years after its date of grant. The Committee may, in its discretion, establish Performance Measures which must be satisfied during a Performance Period as a condition either to a grant of an option or to the exercisability of all or a portion of an option. The Committee shall determine whether an option shall become exercisable in cumulative or non-cumulative installments or in part or in full at any time. An option may be exercised only with respect to whole shares of Stock.

        4.4    Method of Exercise.    An option may be exercised (i) by giving written notice to the Chief Financial Officer of the Company (or such other officer as may be designated by him or her) specifying the number of whole shares of Stock to be purchased and by accompanying such notice with payment therefore in full (unless another arrangement for such payment which is satisfactory to the Company has been made) either (A) in cash, (B) in Mature Shares having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price payable by reason of such exercise, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered having a Fair Market Value, determined as of the date of exercise, equal to the amount necessary to satisfy such obligation, provided that the Committee determines that such withholding of shares does not cause the Company to recognize an increased compensation expense under applicable accounting principles, (D) to the extent legally permissible, in cash by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) a combination of (A), (B) and (C), in each case to the extent set forth in the Agreement relating to an option, and (ii) by executing such documents and taking any other actions as the Company may reasonably request. Any fraction of a share of Stock which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the optionee. No share of Stock shall be delivered until the full purchase price therefore and any withholding taxes thereon, as described in Section 9.6, have been paid (or arrangement has been made for such payment to the Company's satisfaction).

        4.5    Stock Appreciation Rights.    The Committee may, in its discretion, grant SARs to such eligible employees as may be selected by the Committee. The Agreement relating to an SAR shall specify whether the SAR is a Tandem SAR or a Free-Standing SAR.

        SARs shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

          (a)   Number of SARs and Base Price.    The number of SARs subject to an award shall be determined by the Committee. Any Tandem SAR related to an Incentive Stock Option shall be granted at the same time that such Incentive Stock Option is granted. The base price of a Tandem SAR shall be the purchase price per share of Stock of the related option. The base price of a Free-Standing SAR shall be determined by the Committee; provided, however, that such base price shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant of such SAR.

          (b)   Exercise Period and Exercisability.    The Agreement relating to an award of SARs shall specify whether such award may be settled in shares of Stock (including shares of Restricted Stock) or cash or a combination thereof. The period for the exercise of an SAR shall be determined by the Committee; provided, however, that no Tandem SAR shall be exercised later than the expiration, cancellation, forfeiture or other termination of the related option. The Committee may, in its discretion, establish Performance Measures which shall be satisfied or met as a condition to the grant of an SAR or to the exercisability of all or a portion of an SAR. The Committee shall determine whether an SAR may be exercised in cumulative or non-cumulative installments and in part or in full at any time. An exercisable SAR, or portion thereof, may be exercised, in the case of a Tandem SAR, only with respect to whole shares of Stock and, in the case of a Free-Standing SAR, only with respect to a whole number of SARs. Prior to the exercise of an SAR for shares of Stock, the holder of such SAR shall have no rights as a stockholder of the Company with respect to the shares of Stock subject to such SAR.

          (c)   Method of Exercise.    A Tandem SAR may be exercised (i) by giving written notice to the Company specifying the number of whole SARs which are being exercised, (ii) by surrendering to the Company any options which are cancelled by reason of the exercise of the Tandem SAR and (iii) by executing such documents as the Company may reasonably request. A Free-Standing SAR may be exercised (A) by giving written notice to the Company specifying the whole number of SARs which are being exercised and (B) by executing such documents as the Company may reasonably request.

        4.6    Termination of Employment or Service.    All of the terms relating to the exercise, cancellation or other disposition of an option or SAR upon a termination of employment with or service to the Company of the holder of such option or SAR, whether by reason of Disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be specified in the Agreement relating to such option or SAR.

ARTICLE V
RESTRICTED STOCK AWARDS

        5.1    Restricted Stock Awards.    The Committee may, in its discretion, grant Restricted Stock Awards to such eligible employees as may be selected by the Committee.

        5.2    Terms of Restricted Stock Awards.    Restricted Stock Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

          (a)   Number of Shares and Other Terms.    The number of shares of Stock subject to a Restricted Stock Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Award shall be determined by the Committee.

          (b)   Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of the shares of Stock subject to such award (w) if specified Performance Measures are satisfied or met during the specified Restriction Period or (x) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and (ii) for the forfeiture of the shares of Stock subject to such award (y) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (z) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

          (c)   Custody and Delivery of Stock.    During the Restriction Period, at the Company's sole discretion, the shares subject to a Restricted Stock Award either (i) shall be held by the Company in book entry form, with the restrictions on the shares duly noted, or (ii) shall be represented by a certificate or certificates registered in the holder's name, which may bear a legend, in addition to any legend which may be required pursuant to Section 9.7, indicating that the ownership of the shares represented by such certificate is subject to the restrictions, terms and conditions of the Plan and the Agreement relating to the Restricted Stock Award. All such certificates shall be deposited with the Company or its agent, together with stock powers or other instruments of assignment (including a power of attorney), each endorsed in blank with a guarantee of signature if deemed necessary or appropriate by the Company, which would permit transfer to the Company of all or a portion of the shares subject to the Restricted Stock Award in the event such award is forfeited in whole or in part. Upon termination of any applicable Restriction Period (and the satisfaction or attainment of applicable Performance Measures), subject to the Company's right to require payment of any taxes in accordance with Section 9.6, a certificate or certificates evidencing ownership of the requisite number of shares of Stock shall be delivered to the holder of such award.

          (d)   Rights with Respect to Restricted Stock Awards.    Unless otherwise set forth in the Agreement relating to a Restricted Stock Award, and subject to the terms and conditions of a Restricted Stock Award, the holder of such award shall have all rights as a stockholder of the Company, including, but not limited to, voting rights, the right to receive dividends or other distributions and the right to participate in any capital adjustment applicable to all holders of Stock; provided, however, that a distribution with respect to shares of Stock, other than a regular cash dividend, shall be deposited with the Company and shall be subject to the same restrictions as the shares of Stock with respect to which such distribution was made.

        5.3    Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Award, or any cancellation or forfeiture of such Restricted Stock Award upon a termination of employment with or service to the Company of the holder of such Restricted Stock Award, whether by reason of Disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be specified in the Agreement relating to such Restricted Stock Award.

ARTICLE VI
RESTRICTED STOCK UNIT AWARDS

        6.1    Restricted Stock Unit Awards.    The Committee may, in its discretion, grant Restricted Stock Unit Awards to such eligible employees as may be selected by the Committee.

        6.2    Terms of Restricted Stock Unit Awards.    Restricted Stock Unit Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

          (a)    Number of Restricted Stock Units and Other Terms.    The number of Restricted Stock Units subject to a Restricted Stock Unit Award and the Performance Measures (if any) and Restriction Period applicable to a Restricted Stock Unit Award shall be determined by the Committee.

          (b)    Vesting and Forfeiture.    The Agreement relating to a Restricted Stock Unit Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, (i) for the vesting of such award (w) if specified Performance Measures are satisfied or met during the specified Restriction Period or (x) if the holder of such award remains continuously in the employment of or service to the Company during the specified Restriction Period and (ii) for the forfeiture of such award (y) if specified Performance Measures are not satisfied or met during the specified Restriction Period or (z) if the holder of such award does not remain continuously in the employment of or service to the Company during the specified Restriction Period.

          (c)    Settlement of Vested Restricted Stock Unit Awards.    The Agreement relating to a Restricted Stock Unit Award (i) shall specify whether such award may be settled in shares of Stock or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Stock subject to such award. Prior to the settlement of a Restricted Stock Unit Award in shares of Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Stock subject to such award.

        6.3    Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Restriction Period relating to a Restricted Stock Unit Award, or any cancellation or forfeiture of such Restricted Stock Unit Award upon a termination of employment with or service to the Company of the holder of such Restricted Stock Unit Award, whether by reason of Disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be specified in the Agreement relating to such Restricted Stock Unit Award.

ARTICLE VII
PERFORMANCE AWARDS

        7.1    Performance Awards.    The Committee may, in its discretion, grant Performance Awards to such eligible employees as may be selected by the Committee.

        7.2    Terms of Performance Awards.    Performance Awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

          (a)    Amount of Performance Award, Performance Measures and Performance Period.    The amount of a Performance Award and the Performance Measures and Performance Period applicable to such award shall be determined by the Committee.

          (b)    Vesting and Forfeiture.    The Agreement relating to a Performance Award shall provide, in the manner determined by the Committee, in its discretion, and subject to the provisions of the Plan, for the vesting of such award, if specified Performance Measures are satisfied or met during the specified Performance Period, and for the forfeiture of such award, if specified Performance Measures are not satisfied or met during the specified Performance Period.

          (c)    Settlement of Vested Performance Awards.    The Agreement relating to a Performance Award (i) shall specify whether such award may be settled in shares of Stock (including shares of Restricted Stock) or cash or a combination thereof and (ii) may specify whether the holder thereof shall be entitled to receive, on a current or deferred basis, dividend equivalents, and, if determined by the Committee, interest on or the deemed reinvestment of, any deferred dividend equivalents, with respect to the number of shares of Stock subject to such award. Prior to the settlement of a Performance Award in shares of Stock, the holder of such award shall have no rights as a stockholder of the Company with respect to the shares of Stock subject to such award.

        7.3    Termination of Employment or Service.    All of the terms relating to the satisfaction of Performance Measures and the termination of the Performance Period relating to a Performance Award, or any cancellation or forfeiture of such Performance Award upon a termination of employment with or service to the Company of the holder of such Performance Award, whether by reason of Disability, retirement, death or other termination, shall be determined by the Committee. Such determination shall be specified in the Agreement relating to such Performance Award.

ARTICLE VIII
DEFERRED COMPENSATION ACCOUNTS AND COMPANY MATCH AWARDS

        8.1    Company Match Awards.    The Committee may, in its discretion, make Company Match awards available to such eligible employees as may be selected by the Committee.

        8.2    Terms of Company Match Awards.    Company Match awards shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem advisable.

          (a)    Annual Bonus Deferral.    There shall be deducted from each check in full or partial payment of an employee's annual bonus for a Bonus Year, an amount equivalent to the percentage of the gross bonus payment that the employee has elected to defer, which amount will be credited to the employee's Deferred Compensation Account as of the date on which the check is issued. An employee's deferral election shall be made not later than the last day of the calendar year immediately preceding the Bonus Year (or, in the first year in which an employee is eligible to defer compensation pursuant to this Article VIII, not later than the 30th day after the employee so becomes eligible). Amounts credited to the employee's Deferred Compensation Account (as adjusted for deemed investment returns) shall be 100% vested at all times.

          (b)    Company Match.    As of each date on which amounts are credited to an employee's Deferred Compensation Account pursuant to paragraph (a), there shall also be credited to the Deferred Compensation Account a Company Match amount equal to the sum of (i) 25% of the amount credited to the Deferred Compensation Account as of such date pursuant to paragraph (a) which is not in excess of one-half of the employee's total gross bonus for the Bonus Year and (ii) 33 1/3% of the amount credited to the Deferred Compensation Account as of such date pursuant to paragraph (a) which is in excess of one-half of the employee's total gross bonus for the Bonus Year. One-third of the Company Match amount so credited to the employee's Deferred Compensation Account pursuant to this paragraph (b) (as adjusted for deemed investment returns) shall become vested on each of the first three annual anniversaries of the end of the Bonus Year, provided that the employee is an employee of the Company (or an Affiliate) on such date and the amount credited to the Deferred Compensation Account pursuant to paragraph (a) has not been withdrawn or distributed before such date.

          (c)    Deemed Investment of Deferred Compensation Account.    Amounts credited to an employee's Deferred Compensation Account pursuant to paragraphs (a) and (b) above shall be deemed to be invested in whole and fractional shares of Stock at the Fair Market Value thereof on the date as of which the amount is credited to the Deferred Compensation Account.

          (d)    Payment of Deferred Compensation.    On the earlier of (i) the date specified by the employee, (ii) the date the employee has a Separation from Service for whatever reason and (iii) the date the employee is determined to suffer a Permanent Disability (the "determination date"), the Company shall compute the "Distributable Balance" in the Deferred Compensation Account on such date. This Distributable Balance shall include (i) all bonus deferrals made through the current month reduced by any distributions of such bonus deferrals made prior to the determination date and (ii) if the employee has a Separation from Service on account of his or her Retirement or death or is determined to suffer a Permanent Disability, all Company Match amounts credited to the Deferred Compensation Account, or, if the employee does not have a Separation from Service or has a Separation from Service for any other reason and is not determined to suffer a Permanent Disability, the vested Company Match amounts credited to the Deferred Compensation Account, in each case reduced by any distributions of Company Match amounts made prior to the determination date, and (iii) any deemed investment earnings and losses attributable to the amounts included under (i) and (ii). Unless otherwise set forth in the Agreement(s) relating to an employee's Deferred Compensation Account, payment of an employee's Distributable Balance will be in accordance with the employee's payment method and distribution date elections; provided, however, that if the employee is a Key Employee and is entitled to payment by reason of a Separation from Service for a reason other than Permanent Disability or death, no payment shall be made before the date which is six (6) months after the date of Separation from Service (or if earlier, the date of the employee's death). All payments of deferred compensation hereunder will be made in whole shares of Stock and cash equal to the Fair Market Value of any fractional share. If the employee dies before the entire Distributable Balance has been paid, the Company shall pay the then undistributed remainder of the Distributable Balance to the employee's beneficiary designated pursuant to Section 9.4.

          (e)    Unforeseeable Emergency Withdrawals.    In the event of an Unforeseeable Emergency, an employee may make withdrawals from the vested amounts in his or her Deferred Compensation Account. The Committee shall determine, in its sole discretion, whether an Unforeseeable Emergency exists. The circumstances that will constitute an Unforeseeable Emergency will depend upon the facts of each case, but, in any case, payment may not exceed an amount necessary to satisfy such emergency plus amounts necessary to pay taxes reasonably anticipated as a result of such payment after taking into account the extent to which such emergency is or may be relieved (i) through reimbursement or compensation by insurance or otherwise or (ii) by liquidation of the employee's assets, to the extent the liquidation of such assets would not itself cause severe financial hardship. Unforeseeable Emergencies do not include the need to send an employee's child to college or the desire to purchase a home.

        8.3    Special Definitions.    Solely for purposes of this Article VIII, the following capitalized terms shall have the following meanings:

          (a)   "Distributable Balance" shall mean the balance in an employee's Deferred Compensation Account that is distributable to the employee upon the earlier of (i) the date specified by the employee, (ii) the date the employee has a Separation from Service and (iii) the date the employee is determined to suffer a Permanent Disability.

          (b)   "Key Employee" shall have the meaning set forth in section 409A of the Code and Treasury guidance applicable thereto.

          (c)   "Permanent Disability" shall mean an employee's (i) inability to engage in any substantial gainful activity or (ii) receipt of income replacement benefits for a period of not less than three (3) months under an accident and health plan covering employees of the employee's employer, in each case as a result of a medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months.

          (d)   "Retirement" shall mean an employee's Separation from Service on or after attaining his or her Early or Normal Retirement Date (as defined in the Telephone and Data Systems, Inc. Pension Plan).

          (e)   "Separation from Service" shall have the meaning set forth in section 409A of the Code and Treasury guidance applicable thereto.

          (f)    "Unforeseeable Emergency" shall mean a severe financial hardship to an employee resulting from an illness or accident of the employee, the employee's spouse or the employee's dependent (as defined in section 152(a) of the Code), loss of the employee's property due to casualty, or other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the employee.

        8.4    Application.    The provisions of this Article VIII shall apply with respect to the portion of an employee's Deferred Compensation Account subject to section 409A of the Code. The portion of an employee's Deferred Compensation Account not subject to section 409A of the Code shall be subject to the terms of the Plan as in effect at the time of the deferral of the compensation and the Agreement applicable thereto.

ARTICLE IX
GENERAL

        9.1    Effective Date and Term of Plan.    This amended and restated Plan shall be submitted to the stockholders of the Company for approval at the 2005 annual meeting of stockholders and, if approved, shall become effective as of February 22, 2005. The Plan shall terminate ten years after its effective date, unless terminated earlier by the Board. Termination of the Plan shall not affect the terms or conditions of any award granted prior to termination. In the event that the Plan, as amended and restated herein, is not approved by the Company's stockholders, any awards granted under the Plan, as amended and restated herein, shall be null and void.

        9.2    Amendments.    The Board may amend the Plan as it shall deem advisable, subject to any requirement of stockholder approval under applicable law, rule or regulation, including section 162(m) and section 422 of the Code and any rule of the principal national stock exchange on which the Stock is then traded; provided, however, that no amendment shall be made without stockholder approval if such amendment would (a) increase the maximum number of shares of Stock available for issuance under the Plan (subject to Section 9.8); (b) reduce the minimum purchase price in the case of an option or (c) effect any change inconsistent with section 422 of the Code. No amendment may impair the rights of a holder of an outstanding award without the consent of such holder.

        9.3    Agreement.    Each award granted under the Plan shall be evidenced by an Agreement setting forth the terms and conditions applicable to such award. No award shall be valid until an Agreement is executed by the Company and the recipient of the award and, upon execution by each party and delivery of the Agreement to the Company, such award shall be effective as of the effective date set forth in the Agreement.

        9.4    Designation of Beneficiaries.    Each employee may designate a beneficiary or beneficiaries with respect to each of his or her awards and his or her Deferred Compensation Account by executing and filing with the Company during his or her lifetime a written beneficiary designation on a form prescribed by the Committee. The employee may change or revoke any such designation by executing and filing with the Company during his or her lifetime a new beneficiary designation. If the employee is married and names someone other than his or her spouse (e.g., a child) as primary beneficiary of the employee's Deferred Compensation Account, the designation is invalid unless the spouse consents by signing the designated area of the beneficiary designation form in the presence of a Notary Public. If all designated beneficiaries predecease the employee or, in the case of corporations, partnerships, trusts or other entities which are designated beneficiaries, are terminated, dissolved, become insolvent or are adjudicated bankrupt prior to the date of the employee's death, or if the employee fails to designate a beneficiary, then the following persons in the order set forth below shall be the employee's beneficiaries:

              i)  Employee's spouse, if living; or if none,

             ii)  Employee's then living descendants, per stirpes; or if none,

            iii)  Employee's estate.

        9.5    Transferability of Awards.    No Incentive Stock Option shall be transferable other than pursuant to a beneficiary designation pursuant to Section 9.4 and effective on the optionee's death. No other award or Deferred Compensation Account shall be transferable other than (a) pursuant to a beneficiary designation pursuant to Section 9.4 and effective on the holder's death or (b) to the extent permitted under (i) securities laws relating to the registration of securities subject to employee benefit plans and (ii) the Agreement evidencing such award or account, by gift to a Permitted Transferee. Each option and each SAR may be exercised during the optionee's or holder's lifetime only by the optionee or holder (or the optionee's or holder's Legal Representative) or, if applicable, by a Permitted Transferee. Except as permitted by the preceding sentences, no award or Deferred Compensation Account may be sold, transferred, assigned, pledged, hypothecated, encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, encumber or otherwise dispose of any award or Deferred Compensation Account, such an award and all rights thereunder shall immediately become null and void and any Company Match awards credited to such a Deferred Compensation Account shall immediately be forfeited.

        9.6    Tax Withholding.    The Company shall have the right to require, prior to the issuance or delivery of any shares of Stock or the payment of any cash pursuant to an award made hereunder or any distribution from a Deferred Compensation Account, payment by the holder of any federal, state, local or other taxes which may be required to be withheld or paid in connection with the award or account. An Agreement may provide that (i) the Company shall withhold whole shares of Stock which would otherwise be delivered to a holder, having an aggregate Fair Market Value determined as of the date the obligation to withhold or pay taxes arises in connection with an award or account (the "Tax Date"), or withhold an amount of cash which would otherwise be payable to a holder, in the amount necessary to satisfy any such obligation or (ii) the holder may satisfy any such obligation by any of the following means: (A) a cash payment to the Company, (B) delivery to the Company of shares of Stock the aggregate Fair Market Value of which shall be determined as of the Tax Date, (C) authorizing the Company to withhold whole shares of Stock which would otherwise be delivered the aggregate Fair Market Value of which shall be determined as of the Tax Date, or withhold an amount of cash which would otherwise be payable to a holder, (D) in the case of the exercise of an option and to the extent legally permissible, a cash payment by a broker-dealer acceptable to the Company to whom the optionee has submitted an irrevocable notice of exercise or (E) any combination of (A), (B) and (C). Shares of Stock to be delivered or withheld may not have an aggregate Fair Market Value in excess of the amount determined by applying the minimum statutory withholding rate. Any fraction of a share of Stock which would be required to satisfy such an obligation shall be disregarded and the remaining amount due shall be paid in cash by the holder.

        9.7    Restrictions on Shares.    Each award granted hereunder shall be subject to the requirement that if at any time the Company determines that the listing, registration or qualification of the shares of Stock subject to such award upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the delivery of shares thereunder, such shares shall not be delivered unless such listing, registration, qualification, consent, approval or other action shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company may require that certificates evidencing shares of Stock delivered pursuant to any award made hereunder bear a legend indicating that the sale, transfer or other disposition thereof by the holder is prohibited except in compliance with the Securities Act of 1933, as amended, and the rules and regulations thereunder.

        9.8    Adjustment.    In the event of any conversion, stock split, stock dividend, recapitalization, reclassification, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Stock other than a regular cash dividend, the number and class of securities available under the Plan, the maximum number of securities with respect to which options or SARs or a combination thereof, or Restricted Stock Awards or Restricted Stock Unit Awards, may be granted during any calendar year to any employee, the maximum amount payable in connection with a Performance Award for any Performance Period, the maximum number of securities with respect to which Incentive Stock Options may be granted under the Plan, the number and class of securities subject to each outstanding option and the purchase price per security, the terms of each outstanding SAR, the number and class of securities subject to each outstanding Restricted Stock Award or Restricted Stock Unit Award, the terms of each outstanding Performance Award and the number and class of securities deemed to be held in each Deferred Compensation Account shall be appropriately adjusted by the Committee, such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive. If any such adjustment would result in a fractional security being (a) available under the Plan, such fractional security shall be disregarded, or (b) subject to an award under the Plan, the Company shall pay the holder of such award, in connection with the first vesting, exercise or settlement of such award in whole or in part occurring after such adjustment, an amount in cash determined by multiplying (i) the fraction of such security (rounded to the nearest hundredth) by (ii) the excess, if any, of (A) the Fair Market Value on the vesting, exercise or settlement date over (B) the exercise or base price, if any, of such award.

        9.9    Change in Control.

          (a)   (1)    Notwithstanding any provision in the Plan or any Agreement, in the event of a Change in Control, the Board may, but shall not be required to, make such adjustments to outstanding awards hereunder as it deems appropriate, including, without limitation, (i) causing all outstanding options and SARs to immediately become exercisable in full, (ii) causing the Restriction Period applicable to any outstanding Restricted Stock Award or Restricted Stock Unit Award to lapse, (iii) causing the Performance Period applicable to any outstanding Performance Award to lapse, (iv) causing the Performance Measures applicable to any outstanding award (if any) to be deemed to be satisfied at the minimum, target or maximum level, (v) causing the amount in a Deferred Compensation Account attributable to a Company Match to vest, or (vi) electing that each outstanding award shall be surrendered to the Company by the holder thereof, and that each such award shall immediately be canceled by the Company, and that the holder shall receive, within a specified period of time from the occurrence of the Change in Control, a cash payment from the Company in an amount equal to:

            (A)   in the case of an option, the number of shares of Stock then subject to such option, multiplied by the excess, if any, of the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or

    (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, over the purchase price per share of Stock subject to the option, and

            (B)   in the case of a Free-Standing SAR, the number of shares of Stock then subject to such SAR, multiplied by the excess, if any, of the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, over the base price of the SAR, and

            (C)  in the case of a Restricted Stock Award or Restricted Stock Unit Award, the number of shares of Stock or the number of Restricted Stock Units, as the case may be, then subject to such award, multiplied by the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control, and

            (D)  in the case of a Performance Award, the amount payable with respect to such Performance Award if the applicable Performance Measures were satisfied at the maximum level, and

            (E)   in the case of a Deferred Compensation Account, the number of shares of Stock then deemed to be in the Account, multiplied by the greater of (x) the highest per share price offered to stockholders of the Company in any transaction whereby the Change in Control takes place or (y) the Fair Market Value of a share of Stock on the date of occurrence of the Change in Control.

          (2)   In the event of a Change in Control pursuant to Section (b)(3) or (4) below in connection with which the holders of Stock receive shares of common stock that are registered under Section 12 of the Exchange Act, the Board may, but shall not be required to, substitute for each share of Stock available under the Plan, whether or not then subject to an outstanding award, the number and class of shares into which each outstanding share of Stock shall be converted pursuant to such Change in Control. In the event of any such substitution, the purchase price per share in the case of an option and the base price in the case of an SAR shall be appropriately adjusted by the Committee (whose determination shall be final, binding and conclusive), such adjustments to be made in the case of outstanding options and SARs without an increase in the aggregate purchase price or base price

          (b)   For purposes of the Plan, "Change in Control" shall mean:

          (1)   the acquisition by any Person, including any "person" within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, of beneficial ownership within the meaning of Rule 13d-3 promulgated under the Exchange Act, of 25% or more of the combined voting power of the then outstanding securities of the Company entitled to vote generally on matters (without regard to the election of directors) (the "Outstanding Voting Securities"), excluding, however, the following: (i) any acquisition directly from the Company or an Affiliate (excluding any acquisition resulting from the exercise of an exercise, conversion or exchange privilege, unless the security being so exercised, converted or exchanged was acquired directly from the Company or an Affiliate), (ii) any acquisition by the Company or an Affiliate, (iii) any acquisition by an employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (iv) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (3) of this Section 9.9(b), or (v) any acquisition by the following persons: (A) LeRoy T. Carlson or his spouse, (B) any child of LeRoy T. Carlson or the spouse of any such child, (C) any grandchild of LeRoy T. Carlson, including any child adopted by any child of LeRoy T. Carlson, or the spouse of any such grandchild, (D) the estate of any of the persons described in clauses (A)-(C), (E) any trust or similar arrangement (including any acquisition on behalf of such trust or similar arrangement by the trustees or similar persons) provided that all of the current beneficiaries of such trust or similar arrangement are persons described in clauses (A)-(C) or their lineal descendants, or (F) the voting trust which expires on June 30, 2035, or any successor to such voting trust, including the trustees of such voting trust on behalf of such voting trust, (all such persons, collectively, the "Exempted Persons");

          (2)   individuals who, as of February 22, 2005, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of such Board; provided that any individual who becomes a director of the Company subsequent to February 22, 2005, whose election, or nomination for election by the Company's stockholders, was approved by the vote of at least a majority of the directors then comprising the Incumbent Board shall be deemed a member of the Incumbent Board; and provided further, that any individual who was initially elected as a director of the Company as a result of an actual or threatened solicitation by a Person other than the Board for the purpose of opposing a solicitation by any other Person with respect to the election or removal of directors, or any other actual or threatened solicitation of proxies or consents by or on behalf of any Person other than the Board shall not be deemed a member of the Incumbent Board;

          (3)   consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Corporate Transaction"), excluding, however, a Corporate Transaction pursuant to which (i) all or substantially all of the individuals or entities who are the beneficial owners of the Outstanding Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 50% of the combined voting power of the outstanding securities of the corporation resulting from such Corporate Transaction (including, without limitation, a corporation which as a result of such transaction owns, either directly or indirectly, the Company or all or substantially all of the Company's assets) which are entitled to vote generally on matters (without regard to the election of directors), in substantially the same proportions relative to each other as the shares of Outstanding Voting Securities are owned immediately prior to such Corporate Transaction, (ii) no Person (other than the following Persons: (v) the Company or an Affiliate, (w) any employee benefit plan (or related trust) sponsored or maintained by the Company or an Affiliate, (x) the corporation resulting from such Corporate Transaction, (y) the Exempted Persons, and (z) any Person which beneficially owned, immediately prior to such Corporate Transaction, directly or indirectly, 25% or more of the Outstanding Voting Securities) will beneficially own, directly or indirectly, 25% or more of the combined voting power of the outstanding securities of such corporation entitled to vote generally on matters (without regard to the election of directors) and (iii) individuals who were members of the Incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction; or

          (4)   approval by the stockholders of the Company of a plan of complete liquidation or dissolution of the Company.

        9.10    No Right of Participation, Employment or Service.    No person shall have any right to participate in the Plan. Neither the Plan nor any award granted hereunder shall confer upon any person any right to continued employment by or service with the Company or any of its subsidiaries or affiliates or affect in any manner the right of the Company or any of its subsidiaries or affiliates to terminate the employment or service of any person at any time without liability hereunder.

        9.11    Rights as Stockholder.    No person shall have any right as a stockholder of the Company with respect to any shares of Stock which are subject to an award granted hereunder unless and until such person becomes a stockholder of record with respect to such shares of Stock.

        9.12    Governing Law.    The Plan, each award granted hereunder and the related Agreement, and all determinations made and actions taken pursuant thereto, to the extent not otherwise governed by the Code or the laws of the United States, shall be governed by the laws of the State of Delaware and construed in accordance therewith without giving effect to principles of conflicts of laws.

        9.13    Severability.    If a provision of the Plan shall be held illegal or invalid, the illegality or invalidity shall not affect the remaining parts of the Plan and the Plan shall be construed and enforced as if the illegal or invalid provision had not been included in the Plan.

        9.14    No Repricing of Awards.    Subject to Section 9.8, the exercise price or base price, as the case may be, of any award granted hereunder shall not be reduced after the date of grant of such award without the affirmative vote of a majority of the voting power of the shares of capital stock of the Company represented at a meeting in which the reduction of such exercise price or base price is considered for approval.

U.S. Cellular

MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6	MMMMMMMMMMMM 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext 000000000.000 ext C 1234567890 J N T

☐ Mark this box with an X if you have made changes to your name or address details above.

Annual Meeting Proxy Card

A Election of Class III Director
1.
The Board of Directors recommends a vote FOR the listed nominee.
	For	Withhold
01 - J.S. Crowley	☐	☐

B    Proposals

The Board of Directors recommends a vote FOR the following proposals.

		For	Against	Abstain
2.	2005 Long-Term Incentive Plan.	☐	☐	☐
3.	Ratify Accountants for 2005.	☐	☐	☐
4.
In accordance with their discretion, to vote upon all other matters that may properly come before the Annual Meeting and any adjournment or postponement thereof, including matters incidental to the conduct of the meeting.

C    Authorized Signatures - Sign Here - This section must be completed for your instructions to be executed.

Please note that if this voting instruction card is not properly completed and signed, or if it is not timely received by the designated tabulator, shares allocated to a participant's account for the TDS Tax-Deferred Savings Plan ("401(k) Plan") will be voted as directed by the Investment Management Committee for the TDS 401(k) Plan, which shall act in the best interest of the Plan participants.

NOTE: Please date this proxy and sign it exactly as your name or names appear. All joint owners of shares should sign. State full title when signing as executor, administrator, trustee, guardian, etc. Please return signed proxy in the enclosed envelope.

Signature 1 - Please keep signature within the box	Signature 2 - Please keep signature within the box	Date (mm/dd/yyyy)

☐ ☐ / ☐ ☐ / ☐ ☐ ☐ ☐

1 U P X H H H P P P P 005133
☐		+
001CD40001 00EUAC

Proxy - United States Cellular Corporation

Proxy for Common Shares Solicited on Behalf of the Board of Directors for the
Annual Meeting of the Shareholders of UNITED STATES CELLULAR CORPORATION
To Be Held on May 3, 2005.

The undersigned hereby appoints LeRoy T. Carlson, Jr. and John E. Rooney, or either of them acting in the absence of the other, with power of substitution, attorneys and proxies for and in the name and place of the undersigned, to vote the number of Common Shares that the undersigned would be entitled to vote if then personally present at the 2005 Annual Meeting of the Shareholders of United States Cellular Corporation, to be held on Tuesday, May 3, 2005, or at any adjournment or postponement thereof, as set forth in the accompanying Notice of Annual Meeting and Proxy Statement, receipt of which is hereby acknowledged, as designated on the reverse side hereof.

The Board of Directors recommends a vote "FOR" the nominee in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3.

This proxy, when properly executed, will be voted in the manner directed on the reverse side hereof. If no direction is made, this proxy will be voted "FOR" the nominee in Proposal 1, "FOR" Proposal 2 and "FOR" Proposal 3. If a nominee is unable to serve or for good cause will not serve, the persons named in this proxy shall have discretionary authority to vote for a substitute nominee designated by the Board of Directors (unless authority to vote for nominee has been withheld).

Whether or not you are able to attend the Annual Meeting of Shareholders, it is important that your shares be represented. Accordingly, please complete and sign the proxy card, and mail the card in the enclosed postage paid envelope addressed to United States Cellular Corporation, c/o Computershare Investor Services.

(Continued and to be signed on Reverse Side)

QuickLinks

Please help us avoid the expense of follow-up proxy mailings to shareholders by signing and returning the enclosed proxy card promptly
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT
VOTING INFORMATION
PROPOSAL 1 ELECTION OF DIRECTORS
Class III Directors—Terms Scheduled to Expire in 2008
Class I Directors—Terms Scheduled to Expire in 2006
Class II Directors—Terms Scheduled to Expire in 2007
COMMITTEES AND MEETINGS
PROPOSAL 2 2005 LONG TERM INCENTIVE PLAN
SUMMARY OF PROPOSAL
DESCRIPTION OF THE PLAN
FEDERAL INCOME TAX CONSEQUENCES
PLAN BENEFITS 2005 LONG-TERM INCENTIVE PLAN
PROPOSAL 3 INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
FEES PAID TO PRINCIPAL ACCOUNTANTS
PRE-APPROVAL PROCEDURES
AUDIT COMMITTEE REPORT
EXECUTIVE OFFICERS
EXECUTIVE COMPENSATION
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
SHAREHOLDER PROPOSALS FOR 2006 ANNUAL MEETING
SOLICITATION OF PROXIES
FINANCIAL INFORMATION
OTHER BUSINESS
You are urged to sign, date and mail your proxy promptly.
EXHIBIT A
EXHIBIT B
UNITED STATES CELLULAR CORPORATION 2005 LONG-TERM INCENTIVE PLAN
ARTICLE I PURPOSE
ARTICLE II DEFINITIONS
ARTICLE III ELIGIBILITY AND ADMINISTRATION
ARTICLE IV STOCK OPTIONS AND STOCK APPRECIATION RIGHTS
ARTICLE V RESTRICTED STOCK AWARDS
ARTICLE VI RESTRICTED STOCK UNIT AWARDS